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EXHIBIT 10.43

OFFICE LEASE

LANDLORD:

LBA-VF III, LLC,
a Delaware limited liability company

TENANT:

CMD TECHNOLOGY,
a California corporation

EXHIBITS
EXHIBIT "A"	Site Plan
EXHIBIT "B"	Intentionally Omitted
EXHIBIT "C"	Work Letter Agreement
EXHIBIT "D"	Sample Form of Notice of Lease Term Dates
EXHIBIT "E"	Rules and Regulations
EXHIBIT "F-1"	Sample Form of Tenant Estoppel Certificate
EXHIBIT "F-2"	Sample Form of Landlord Estoppel Certificate
EXHIBIT "G"	Depiction of Building Top Sign and Description of Sign Criteria
EXHIBIT "H"	Form of Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT "I"	Antenna License Agreement
RIDERS
No. 1	Extension Option Rider
No. 2	Fair Market Rental Rate Rider
No. 3	Options in General Rider
No. 4	Right of First Refusal Rider
No. 5	Termination Rider

(i)

INDEX

Page(s)
Abandonment	21
Actual Commencement Date	1
Actual Statement	4
Basic Building Systems	10
Brokers	2
Building	1
Building Holidays	2
Common Areas	2
days	25
Environmental Law	8
Environmental Permits	8
Estimate Statement	4
Estimated Commencement Date	1
Extension Notice	1
Force Majeure Delays	26
Hazardous Materials	8
HVAC Systems	10
Indemnified Claims	17
Landlord	1
Landlord Indemnified Parties	8
Lease	1
Monthly Basic Rent	1
Operating Expenses	2
PCBs	8
Permitted Transfer	13
Permitted Use	2
Pre-Approved Change	11
Premises	1
Real Property Taxes and Assessments	3
rent	1
Security Deposit	2
Service Provider	16
Site	1
SNDA	24
Summary	1
Tenant	1
Tenant Changes	11
Tenant Parties	17
Tenant's Parties	8
Tenant's Percentage	1
Tenant's Review Period	1
Term	1
Transfer	13
Transfer Notice	13
Transferee	13
Work Cost Statement	Exhibit C
worth at the time of award	22

(ii)

SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

        This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("Summary") is hereby incorporated into and made a part of the attached Office Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease. If there is any inconsistency between the Summary and the Lease, the provisions of the Lease shall control.

        1.1    Landlord's Address:

      LBA-VF III, LLC
      c/o Layton-Belling & Associates
      4440 Von Karman, Suite 150
      Newport Beach, California 92660
      Attn: Property Management—Jeronimo Road
      Telephone: (949) 833-0400
      Facsimile: (949) 955-9325

        1.2    Tenant's Address (Pre-Commencement Date):

      CMD TECHNOLOGY
      19 Morgan
      Irvine, California 92618
      Attn: Mr. Kirk Andrews
      Telephone: (949) 470-3130
      Facsimile: (949) 454-8466

                Tenant's Address (Post-Commencement Date):

      CMD TECHNOLOGY
      9501 Jeronimo Road
      Irvine, California 92618
      Attn: Mr. Kirk Andrews
      Telephone: (949) 470-3130
      Facsimile: (949) 454-8466

        1.3    Site:    The Site consists of the parcel(s) of real property located at 9501 Jeronimo Road, Irvine, County of Orange, State of California, as shown on the site plan attached hereto as Exhibit "A".

        1.4    Building:    A two (2) story office building located on the Site, containing approximately 90,898 rentable square feet, the address of which is 9501 Jeronimo Road, Irvine, California.

        1.5    Premises:    Consists of the Site and the Building.

        1.6    Term:    Eighty-nine (89) months measured from Commencement Date

        1.7    Estimated Commencement Date:    June 1, 2000;    Actual Commencement Date: To be determined as provided in Exhibit "C" attached hereto.

        1.8    Monthly Basic Rent:    Upon the commencement of the Term of this Lease, and on the first day of each month thereafter during the Term of this Lease, Tenant shall pay to Landlord, in advance and without offset, deduction or demand as Monthly Basic Rent for the Premises the following monthly payments:

Months	Monthly Basic Rent
1-5	$99,987.80
6-35	$99,987.80
36-65	$109,077.60
66-89	$116,349.44

*
Monthly Basic Rent shall abate to $0.00 per month during months 1 through 5 of the Term; provided, however, if this Lease is terminated as a result of any default of Tenant where such default first occurred on or before the last day of month 5 of the Term, the Monthly Basic Rent that will otherwise be due and payable hereunder (and that Landlord may claim as part of its damages claim against Tenant) shall be the full Monthly Basic Rent due during months 1 through 5 notwithstanding any such abated amount.

        1.9    Tenant's Percentage:    100%. Accordingly, as more particularly set forth in Section 4 hereof, commencing upon the Commencement Date, Tenant shall pay to Landlord: (a) 100% of the "Operating Expenses" (as defined in Section 4.4) (b) 100% of Real Property Taxes and Assessments (as defined in Section 4.5); and (c) 100% of Insurance Costs (as defined in Section 4.6).

        1.10    Omitted.

        1.11    Security Deposit:    $116,349.44

        1.12    Permitted Use:    General office uses, sales office, engineering office, research and development laboratories, light manufacturing of computer chips, assembly of computer chips, warehousing and storage of computer chips, and, subject to the terms and conditions of this Lease (including, without limitation, Section 6 hereof), any other uses permitted under the existing zoning laws, rules and regulations in effect as of the Effective Date.

        1.13    Brokers:    Voit Commercial Brokerage representing Landlord. Cushman & Wakefield of California, Inc. representing Tenant.

        1.14    Interest Rate:    The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its "prime rate" or "reference rate", plus three percent (3%); or (b) the maximum rate permitted by law.

        1.15    Tenant Improvements:    The tenant improvements installed or to be installed in the Premises as described in the Work Letter Agreement attached hereto as Exhibit "C".

        1.16    Parking:    Landlord shall provide Tenant the greater of two hundred sixty (260) unreserved parking spaces or the number of parking spaces located at the Site at no monthly cost, other than the payment of Tenant's Percentage of Operating Expenses, Real Property Taxes and Assessments and Insurance Costs attributable to the parking areas, subject to the provisions set forth in Section 6.2.

        1.17    Business Hours for the Building.    7:00 a.m. to 6:00 p.m, Mondays through Fridays (except Building Holidays) and 9:00 a.m. to 1:00 p.m. on Saturdays (except Building Holidays). "Building Holidays" shall mean New Year's Day, Labor Day, Presidents' Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day and such other national holidays as are adopted by Landlord as holidays for the Building. Notwithstanding the foregoing, subject to factors beyond Landlord's control and subject to the other provisions of this Lease, including, without limitation, Sections 4.2, 18, 19 and 27, Tenant shall have access to the Premises and entry access to the Building twenty-four (24) hours per day, seven (7) days per week year round.

        1.18    Guarantors:    None.

Landlord's Initials	Tenants Initials

2

OFFICE LEASE

        This LEASE, which includes the preceding Summary of Basic Lease Information and Definitions ("Summary") attached hereto and incorporated herein by this reference ("Lease"), is made as of the 20th day of April, 2000, by and between LBA-VF III, LLC, a Delaware limited liability company ("Landlord"), and CMD TECHNOLOGY, a California corporation ("Tenant").

1.    Premises.

        1.1    Premises.    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1.5 of the Summary above, improved or to be improved with the Tenant Improvements. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

        1.2    Measurement of Building.    Landlord and Tenant agree that the approximate square footage amount for the Building set forth in Sections 1.4 and 1.5 above has been determined, and that neither party shall have the right to remeasure the rentable or usable square footages of the Building.

2.    Term.

        2.1    Term; Notice of Lease Dates.    The Term of this Lease shall be for the period designated in Section 1.6 of the Summary commencing on the Commencement Date (as determined pursuant to Exhibit "C"), and ending on the expiration of such period, unless the Term is sooner terminated as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) days after Landlord's written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit "D". The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

        2.2    Estimated Commencement Date.    It is estimated by the parties that the Term of this Lease will commence on the Estimated Commencement Date set forth in Section 1.7 of the Summary. The Estimated Commencement Date is merely an estimate of the Commencement Date, which may occur earlier if Tenant commences business operations in all or any portion of the Premises prior to the Estimated Commencement Date as more particularly provided in Exhibit "C".

        2.3    Delivery of Building/Early Occupancy.    Landlord shall deliver the Building to Tenant in the manner and time-frame required under the Work Letter Agreement attached hereto as Exhibit "C". Tenant's early occupancy prior to the Commencement Date for buildout of Tenant's fixtures, cabling and telecommunications equipment shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Sections 17, 20 and 22, except that provided Tenant does not commence the operation of business from the Premises, Tenant will not be obligated to pay Monthly Basic Rent or any utilities, common area expenses, Operating Expenses, Real Property Taxes and Assessments, and Insurance Costs, or any other such additional rent during the period of such early occupancy. Tenant shall be entitled to enter the Building to commence such work in the time frame and manner set forth in the Work Letter Agreement.

3.    Rent.

        3.1    Basic Rent.    Tenant agrees to pay Landlord, as basic rent for the Premises, the Monthly Basic Rent in the amounts designated in Section 1.8 of the Summary. The Monthly Basic Rent shall be paid by Tenant in monthly installments in the amounts designated in Section 1.8 of the Summary in advance by the first (1st) day of each and every calendar month during the Term, without demand, notice, deduction or offset except that the Monthly Basic Rent attributable to the sixth (6th) month of the Term shall be paid upon Tenant's execution and delivery of this Lease to Landlord. Monthly Basic

Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

        3.2    Additional Rent.    All amounts and charges payable by Tenant under this Lease in addition to the Monthly Basic Rent described in Section 3.1 above (including, without limitation, payments for insurance, repairs and parking, and Tenant's Percentage of Operating Expenses, Real Property Taxes and Assessments and Insurance Costs, respectively) shall be considered additional rent for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Monthly Basic Rent is referenced. The Monthly Basic Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset whatever, in lawful money of the United States of America.

4.    Common Areas; Operating Expenses; Real Property Taxes and Assessments; Insurance Costs.

        4.1    Definitions; Tenant's Rights.    During the Term of this Lease, Tenant shall have the exclusive right to use, subject to the Rules and Regulations referred to in Section 6.1 below, the lobby, restrooms, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways; the parking areas (subject to Section 6.2 below), loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas on the Site, and any city sidewalks adjacent to the Site that is open to the general public (collectively, "Common Areas").

        4.2    Landlord's Reserved Rights.    Landlord reserves the right from time to time to do any of the following, as long as Landlord provides reasonable written notice to Tenant (which shall be no less than 48 hours prior notice except in the event of an emergency) of Landlord's intention to perform such acts, Landlord performs such acts during non-business hours), and such acts do not unreasonably interfere with Tenant's use of or access to the Premises:

  (a)
  make reasonable changes, additions, improvements, repairs or replacements in or to the Premises (if required to do so by any law or regulation), including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and (ii) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, subject to Section 6.2, parking spaces and parking areas; and

  (b)
  close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Premises (or any portion thereof);

        4.3    Omitted.

        4.4    Definition of Operating Expenses.    As used in this Lease, the term "Operating Expenses" shall consist of all costs and expenses of operation, maintenance and repair of those portions of the Premises required to be maintained by Landlord under this Lease as determined by standard accounting practices. Operating Expenses include the following costs by way of illustration but not limitation: (a) omitted; (b) costs, levies or assessments resulting from statutes or regulations promulgated by any government authority after the date of this Lease in connection with the use or occupancy of the Premises (including the parking facilities on the Site); (c) waste disposal and janitorial services which shall be competitively bid from time to time by Landlord (as reasonably determined by Landlord); (d) security (provided Tenant has requested Landlord to engage a security service company for the Premises and then upon a competitive bid process by three (3) or more outside vendors); (e) costs incurred in the management of the Premises, including, without limitation: (1) supplies, (2) wages of Landlord's building engineer, who is an employee of Landlord and will be used in the operation and maintenance of those portions of the Premises required to be maintained by Landlord under this Lease (provided that such building engineer's wages will be charged at any hourly rate for purposes of determining Operating Expenses, which hourly rate is consistent with the hourly rate charged by other landlords of properties similar to the Premises for similar services being provided by the building engineer), (3) the rental of personal property used by Landlord's personnel in the maintenance, repair and operation of those portions of the Premises required to be maintained by Landlord under this Lease, (4) accounting fees, and (5) a monthly management/administrative fee equal to two percent (2%) of the Monthly Basic Rent (provided that if Tenant elects to take over the Assignable Maintenance Obligations (as defined in Section 11.4 below), the monthly management fee shall be reduced to a fixed monthly fee of One Thousand Dollars ($1,000.00) from and after the effective date of such election by Tenant and during such time as Tenant duly performs the obligations with respect to the Assignable Maintenance Obligations); (f) supplies, materials, equipment and tools; (g) the cost of a standard maintenance contract and standard charges passed through under such contract respecting the repair and maintenance of the heating, ventilating, air conditioning systems and equipment (the initial contract for which shall be with Control Air, but Tenant reserves the right to require Landlord to seek an alternative bid from a duly licensed and qualified HVAC contractor/servicer approved by Landlord, not more frequently than once per calendar year, and to substitute such other contractor for the servicing of the HVAC equipment and systems if such other bid is substantially less than the cost of the same services that are provided by Control Air), provided that Operating Expenses shall not include the costs associated with the replacement of any HVAC coil, compressor or other major component (if any) that is replaced during the initial Lease Term except to the extent that such replacement is due to the failure of Tenant to maintain the HVAC equipment and systems properly if and when Tenant elects to take over Landlord's repair, maintenance and replacement obligations with respect to the Assignable Maintenance Obligations (as defined and described in Section 11.4 below), (h) repair and maintenance of the electrical systems and equipment; (i) repair and maintenance (but not replacement during the initial Lease Term) of the roof of the Building (provided that Tenant's Percentage of such maintenance and repair costs shall not exceed Five Thousand Dollars ($5,000.00) per annum cumulative, in the aggregate, during the initial Lease Term); (j) maintenance, costs and upkeep of all parking and other Common Areas; (k) amortization on a straight-line basis over the useful life assuming interest at the Amortization Interest Rate (as defined below) on the unamortized balance of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment): (1) reasonably intended to produce a reduction in operating charges or energy consumption; or (2) required after the date of this Lease under any governmental law or regulation that was not applicable to the Building as of the date of this Lease; or (3) for repair or replacement of any equipment or improvements other than structural portions of the Building needed to operate and/or maintain the Premises (or any portion thereof) at the same quality levels as of the date of this Lease; (l) costs and expenses of gardening and landscaping; (m) maintenance of signs (including Tenant's signs); (n) personal property taxes levied on or attributable to personal property used in connection with the Premises; and (o) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items. Operating Expenses shall not include Real Property Taxes and Assessments, Insurance Costs which shall be separately accounted for. For purposes of this Section 4.4 the "Amortization Interest Rate" means the lesser of: (x) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its "prime rate" or "reference rate", plus one and one-half percent (1.5%); or (y) the maximum rate permitted by law.

        4.5    Definition of Real Property Taxes and Assessments.    As used in this Lease, the term "Real Property Taxes and Assessments" shall mean: any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises (or any portion thereof), including the following by way of illustration but not limitation:

  (a)
  any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax including assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease;

  (b)
  any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or any portion thereof or the rent payable by Tenant, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent;

  (c)
  any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and/or

  (d)
  any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part.

        Tenant may, at its option and at its cost and expense, in the name of Landlord, appeal or institute such other proceedings as it may consider appropriate to effect a reduction or abatement in any Real Property Taxes and Assessment levied upon the Premises. If Tenant undertakes such an appeal, Landlord shall cooperate with Tenant in making such appeal, provided that Landlord shall be under no obligation to incur any expenses or other liabilities in doing so and Tenant shall reimburse Landlord upon demand for all reasonable, out-of-pocket expenses incurred by Landlord in connection therewith.

        Notwithstanding the foregoing provisions of this Section 4.5 above to the contrary, "Real Property Taxes and Assessments" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

        4.6    Definition of Insurance Costs.    As used in this Lease, "Insurance Costs" shall mean the cost of insurance obtained by Landlord pursuant to Section 21 (including any self-insured amounts and deductibles actually expended or reserved by Landlord) for the Premises (including the Tenant Improvements); provided, however, Insurance Costs shall not include increases to Landlord's then existing Insurance Costs to the extent such increases are solely and directly a result of the unique use of other properties which are owned by Landlord (or by Landlord's affiliates) and that are included within the same cost pool for purposes of determining Insurance Costs. Notwithstanding the foregoing, (i) Tenant's liability for the cost of any deductible or self-insured retention solely relating to property insurance (and not any other insurance required under this Lease, nor relating to earthquake insurance) shall not exceed Twenty-Five Thousand Dollars ($25,000) per occurrence; (ii) Tenant's liability for the cost of any deductible or self-insured retention with respect to the restoration of the Premises following an earthquake shall not exceed One Hundred Thousand Dollars ($100,000); (iii) If the deductible or self-insured retention for restoration following an earthquake exceeds Fifty Thousand Dollars ($50,000), that portion in excess of Fifty Thousand Dollars ($50,000) shall be payable by Tenant, in advance of the first day of each month, in equal monthly installments (based upon a straight line amortization schedule over the then remaining Term of the Lease); and (iv) under no circumstances will Tenant be liable for any deductible or self-insured retention respecting property insurance in the event that this Lease is terminated as a result of the casualty event giving rise to the adjustment of insurance proceeds.

        4.7    Estimate Statement.    By the first day of April of each calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("Estimate Statement") estimating the Operating Expenses, Real Property Taxes and Assessments and Insurance Costs for the current calendar year payable by Tenant. Landlord shall have the right no more than three (3) times in any calendar year to deliver a revised Estimate Statement for such calendar year if Landlord determines that the Operating Expenses, Real Property Taxes and Assessments and/or Insurance Costs are greater than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Operating Expenses, Real Property Taxes and Assessments and/or Insurance Costs shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Operating Expenses, Real Property Taxes and Assessments and/or Insurance Costs multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year's Estimate Statement (or current calendar year's revised Estimate Statement) is received.

        4.8    Actual Statement.    By the first day of April of each succeeding calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement ("Actual Statement") of the actual Operating Expenses, Real Property Taxes and Assessments and Insurance Costs for the immediately preceding calendar year. If the Actual Statement reveals that Operating Expenses, Real Property Taxes and Assessments and/or Insurance Costs were over-stated or under-stated in any Estimate Statement (or revised Estimate Statement) previously delivered by Landlord pursuant to Section 4.8 above, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such under-payment, or, Landlord shall credit Tenant against the next monthly rent falling due (or, if the Term of the Lease has expired, Landlord shall pay to Tenant), the amount of such over-payment, as the case may be. Such obligation will be a continuing one which will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Landlord's acceptance of Tenant's surrender of the Premises, Landlord will have the right to estimate the actual Operating Expenses, Real Property Taxes and Assessments and Insurance Costs for the then current Lease Year and to collect from Tenant prior to Tenant's surrender of the Premises, Tenant's Percentage of any excess of such actual Operating Expenses, Real Property Taxes and Assessments and Insurance Costs over the estimated Operating Expenses, Real Property Taxes and Assessments and Insurance Costs paid by Tenant in such Lease Year.

        4.9    No Release.    Any delay or failure by Landlord in delivering any Estimate or Actual Statement pursuant to this Section 4 shall not constitute a waiver of its right to receive Tenant's payment of Operating Expenses, Real Property Taxes and Assessments and Insurance Costs, nor shall it relieve Tenant of its obligations to pay Operating Expenses, Real Property Taxes and Assessments and Insurance Costs pursuant to this Section 4, except that Tenant shall not be obligated to make any payments based on such Estimate or Actual Statement until ten (10) business days after receipt of such statement and in no event may Landlord be permitted to retroactively bill for any such costs following the second anniversary of the Actual Statement covering such cost.

        4.10    Exclusions from Operating Expenses, Real Property Taxes and Assessments, Insurance Costs.    Notwithstanding anything to the contrary contained elsewhere in this Section 4, the following items shall be excluded from Operating Expenses, Real Property Taxes and Assessments and Insurance Costs, as applicable:

  (a)
  all costs for which Tenant is being charged directly for other than pursuant to the operating expense clauses of this Lease for the Building;

  (b)
  the cost of correcting defects in the construction of the Building or in the building systems or equipment, except that conditions (not occasioned by construction or equipment or system defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

  (c)
  to the extent Landlord is reimbursed by third parties, the cost of repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

  (d)
  the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by third parties (e.g., condemnation awards);

  (e)
  any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

  (f)
  ground rent or similar payments to a ground lessor;

  (g)
  legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to the negligence or willful misconduct of Landlord;

  (h)
  costs arising from the presence of any Hazardous Materials within, upon or beneath the Premises existing prior to the date of this Lease or by reason of Landlord's acts;

  (i)
  costs for sculpture, paintings or other objects of art in the Building;

  (j)
  salaries of Landlord's officers and partners and manager and its headquarters staff and all other general corporate overhead and administrative expense of Landlord;

  (k)
  the cost of any additions to the Premises after the date of this Lease (including a parking structure, if any) or operating costs generated by such additions after the date of this Lease;

  (l)
  the cost any repairs, alterations, additions, changes, replacements and the like which under generally accepted accounting principles are properly classified as capital expenditures, capital repairs or capital improvements (other than as described in Section 4.4(k) above);

  (m)
  any costs representing an amount paid to a related or affiliated person of Landlord which is in excess of the amount which would have been paid to an unrelated person at market rates;

  (n)
  any expenses for repairs or maintenance which are actually covered by warranties, guarantees or service contracts (excluding any mandatory deductibles);

  (o)
  any of the following items incurred by Landlord: (1) income tax, tax on excess profits or revenue tax, excise tax or inheritance tax, gift tax, franchise tax, corporation tax, capital levy transfer, estate, succession or other similar tax or charge that may be payable by or chargeable to Landlord under any present or future laws; (2) interest or penalties imposed upon Landlord for late payment of Real Estate Taxes except to the extent caused by Tenant's late payment of Tenant's Percentage of Real Estate Taxes; and (3) Real Estate Taxes resulting from the expansion or renovation of the Premises;

  (p)
  governmental fines and/or penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due;

  (q)
  charitable or political contributions;

  (r)
  costs incurred in connection with the investigation, reporting, remediation or abatement of any Hazardous Material located (or alleged to be located) in, on, under or about the Premises (other than de minimus costs to clean up and/or remove minor oil spills or minor amounts of other Hazardous Materials on or about the Common Areas).

  (s)
  the cost of painting the exterior of the Building more frequently than once every seven (7) years and the costs of slurry sealing the parking lot more frequently than once every three (3) years, except to the extent the need for painting or slurry sealing is caused by Tenant;

  (t)
  any structural repairs to the Building, except to the extent the structural damage was caused by Tenant; and

  (u)
  costs incurred due to any material violation by Landlord of a contract or permit relating to the Site, except to the extent caused by Tenant.

        4.11    Audit Rights.    Notwithstanding anything to the contrary contained in this Section 4 or elsewhere in this Lease, if Tenant reasonably disputes any amount set forth in any Actual Statement described above in Section 4.9, Tenant will have the right not later than three (3) years following receipt of an Actual Statement and upon no less than ten (10) days notice to Landlord, to cause Landlord's books and records with respect to the immediately preceding calendar year only to be audited, at no cost or expense to Landlord (except as provided below), by a party mutually acceptable to Landlord and Tenant. Any audit conducted by or on behalf of Tenant shall be performed at Landlord's office during Landlord's normal business hours and in a manner so as to minimize interference with Landlord's business operations. Landlord shall have no obligation and Tenant shall have no right to make photocopies of any of Landlord's ledgers, invoices or other items; Tenant's audit to be limited to an on-site review of Landlord's general ledger of accounts. Pending completion of any such audit, Tenant agrees to pay Landlord any such disputed Operating Expenses, Real Property Taxes and Assessments and Insurance Costs amounts. The amounts payable under this Section 4.12 by Landlord to Tenant or Tenant to Landlord, as the case may be, will be appropriately adjusted on the basis of such audit. If such audit discloses an overstatement of Operating Expenses, Real Property Taxes and Assessments and/or Insurance Costs in excess of five percent (5%) of the actual total amount thereof for such calendar year, Tenant will receive a credit against Tenant's future Operating Expense obligations for the reasonable cost of the audit performed by a third party; otherwise the cost of such audit will be borne by Tenant. Tenant agrees to keep, and to cause its accountant and employees to keep, all information revealed by any audit of Landlord's books and records strictly confidential and not to disclose any such information or permit any such information to be disclosed to anyone other than Landlord, unless compelled to do so by a court of law. Any dispute between the parties with respect to this Section 4.12 shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

5.    Security Deposit.    Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit designated in Section 1.11 of the Summary. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. If Tenant Defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within two (2) weeks following the expiration of the Lease term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Section 4.9 hereof has been determined and paid in full. If Landlord sells its interest in the Building during the Term and if Landlord deposits with the purchaser the Security Deposit (or balance thereof), then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. See Rider to Section 5

6.    Use.

        6.1    General.    Tenant shall use the Premises solely for the Permitted Use specified in Section 1.12 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever. Tenant shall observe and comply with the "Rules and Regulations" attached hereto as Exhibit "E". Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions currently affecting the Premises, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 ("ADA") as it pertains to Tenant's use, occupancy, improvement and alteration of the Premises (whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises, regardless of the period of time remaining in the Lease Term); provided, however, the foregoing sentence is not intended to limit Landlord's obligations pursuant to the Work Letter Agreement and Section 6.2 (a) Parking. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Site (provided Landlord acknowledges that Tenant's parking privileges over the Adjacent Site, as defined and described in Section 6.2(a) below, which privileges currently are not permitted under that certain Declaration of Restrictions, Grant of Easements and Maintenance Agreement dated September 11, 1985 and recorded in the Official Records of Orange County, California on September 18, 1986 as Instrument No. 86-426178 (the "1986 Restrictions"), shall not be deemed to be a breach of Tenant's obligation to comply with such recorded covenants, conditions and restrictions affecting the Site) or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises (or any portion thereof), nor commit or suffer to be committed any waste in, on or about the Premises (or any portion thereof). Notwithstanding any contrary provision contained in this Section 6.1 or elsewhere in this Lease, Tenant shall not be required to make any capital or structural improvements to the Premises except to the extent required because of any alterations to the Premises made by Tenant or because of Tenant's specific and unique use of the Premises.

        6.2    Parking.

          (a)    Tenant's Parking Privileges.    During the Term of this Lease, Landlord shall make available to Tenant the number of parking privileges specified in Section 1.16 of the Summary hereof (i.e., the greater of 260 spaces or the number of parking spaces located at the Site) for use by Tenant's employees and visitors in the common parking areas for the Building, as designated by Landlord from time to time; provided, however, if the City's parking code requires more than 260 spaces (based upon the use of the Premises as contemplated on the Approved Space Plans attached as Schedule 1 to Exhibit "C" but not any additional parking requirements based upon changes to the Approved Space Plans or Tenant's use of the Premises that is not consistent with the uses contemplated on the Approved Space Plans), and the City requires additional parking spaces as a condition to the issuance of a building permit, certificate of occupancy or other permit necessary to allow Tenant's use or occupancy of the Premises, Landlord shall make available to Tenant the additional spaces so required by the City in excess of the 260 spaces (the "Additional Required Parking Spaces") on a portion of the parking area on the adjacent site on which the building commonly known as 9401 Jeronimo Road is located (the "Adjacent Site") designated by Landlord. Tenant acknowledges and agrees that the Additional Required Parking Spaces shall be provided on the Adjacent Site, which is currently owned by an affiliate of Landlord, on an unreserved basis, in common with the other tenants of the Adjacent Site and that Landlord may, in its sole discretion, reserve parking on the Adjacent Site for the other tenants of the Adjacent Site without providing Tenant with any such reserved parking rights, provided that the available parking shall be in reasonable proximity to the Premises and shall satisfy City requirements. If and only if Landlord's affiliate sells the Adjacent Site to an unrelated third-party, Tenant's rights with regard to the Additional Required Parking Spaces on the Adjacent Site shall be evidenced by a recorded Easement Agreement (the "Parking Easement") for the benefit of the Tenant, which shall be recorded in the Official Records of Orange County, California prior to or concurrently with the closing of such third-party sale. Further, if and only if Landlord's affiliate sells the Adjacent Site to an unrelated third-party, Landlord shall, subject to the approval by the City, cause the removal of the provision in the 1986 Restrictions requiring that vehicular parking within the parking area for the Adjacent Site be solely for the owner and occupants of the Adjacent Site. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Site and Adjacent Site (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of parking privileges designated in Section 1.16 of the Summary in reasonably comparable proximity to the Building. Except as provided below, Landlord shall not create any reserved parking spaces on the Site.

          Notwithstanding anything to the contrary contained hereinabove, if during the Term hereof, substantially all of Tenant's two hundred forty two hundred sixty (260) unreserved parking privileges are not regularly available on the Site, Landlord, upon Tenant's written request, shall convert all of Tenant's spaces to reserved spaces by striping said spaces in Tenant's name. Landlord shall thereafter be solely responsible for and shall use commercially reasonable best efforts to enforce Tenant's reserved parking at Landlord's expense such efforts to include the placement of an on-site parking attendant and/or the installation of "No Parking" signage, if needed to protect Tenant's parking privileges granted hereunder. From time to time promptly upon Landlord's request, Tenant shall provide the names, license plate numbers, and vehicle descriptions all those parties authorized by Tenant ("Authorized Users") to use Tenant's reserved parking spaces.

          Notwithstanding anything to the contrary in this Lease, vans and flatbed trucks may be operated and parked on the Premises and Tenant's employees may park vehicles overnight on the Premises subject to any local laws and restrictions.

          (b)    Visitor Parking.    In addition parking privileges for use by Tenant's employees, Landlord shall permit access to the parking areas for Tenant's visitors free of charge to Tenant or such visitors, subject to availability of spaces.

          (c)    Parking Rules.    The use of the parking areas shall be subject to the Parking Rules and Regulations contained in Exhibit "E" attached hereto and any other reasonable, nondiscriminatory rules and regulations adopted by Landlord and/or Landlord's parking operators from time to time, including any system for controlled ingress and egress. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

        6.3    Signs and Auctions.    Except for the signs described below (which signs shall be consistent with the Building's signage program and otherwise subject to Landlord's prior written approval), Tenant shall have no right to place any sign upon the Premises (or any portion thereof). Tenant shall have no right to conduct any auction in, on or about the Premises.

        Tenant, at its sole cost and expense, subject to Landlord's prior reasonable approval, the sign criteria for the Building (as described on Exhibit "G" attached hereto), all covenants, conditions, and restrictions affecting the Premises and all applicable laws, rules, regulations, and local ordinances, and subject to Tenant obtaining all necessary permits and approvals from the City of Irvine, shall have the following sign rights: (i) the exclusive right to have its name on the Building as generally depicted on Exhibit "G" (the "Building Top Sign"), and (ii) the exclusive right to have its name on the monument sign to be located near the Building (but not the monument sign that is located at or near the entrance to the Site) in accordance with the sign criteria described on Exhibit "G" attached hereto ("Monument Sign").

        Tenant shall maintain and repair all of Tenant's signs at Tenant's expense. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense (except as otherwise set forth hereinabove), (a) cause all of Tenant's signage to be removed from the exterior and interior of the Building and the Common Areas, (b) repair any damage caused by the removal of Tenant's signs, and (c) restore the underlying surfaces to the condition existing prior to the installation of Tenant's signs.

        The sign rights granted herein are personal to the original Tenant executing this Lease and may not be assigned, voluntarily or involuntarily, to any person or entity, except that Tenant may assign its sign rights hereunder to an assignee of all of Tenant's rights under this Lease. The rights granted to the original Tenant hereunder are not assignable separate and apart from this Lease, nor may any right granted herein be separated from this Lease in any manner, either by reservation or otherwise.

        6.4    Hazardous Materials.    Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant use of the Premises and (ii) be and remain in compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or the Premises. As used in this Lease, the term "Environmental Law" means any past, present or future federal, state, local or foreign statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials. "Environmental Permits" means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute "Hazardous Materials" as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises or any portion thereof by Tenant or any of Tenant's Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord's partners, officers, directors, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises or any portion thereof and which are caused or authorized by, through or under Tenant or any of Tenant's Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises or any portion thereof which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord's mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. Tenant will, upon the request of Landlord or any mortgagee, cause to be performed an environmental audit of the Premises, at Landlord's expense (except as otherwise provided below), by an established environmental consulting firm reasonably acceptable to Tenant, Landlord and the mortgagee. If the audit discloses that there has been a release or discharging of any Hazardous Materials during the Term of this Lease, or that Tenant has not otherwise complied with its obligations under this Section 6.4 with regard to the handling and/or storage of Hazardous Materials, Tenant agrees to pay for the fees and costs of any such audit. As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and freon and other chlorofluorocarbons, but shall exclude standard office products commonly used in standard office leases, which may contain Hazardous Materials (such as photocopy toner, "whiteout", and similar items), provided that Tenant uses such products in accordance with applicable Environmental Laws. The provisions of this Section 6.4 will survive the expiration or earlier termination of this Lease.

        Landlord represents and warrants to Tenant to Landlord's actual knowledge that as of the date of this Lease, the Premises are not in violation of any Environmental Laws. Tenant shall have no responsibility for any environmental liability or hazardous conditions not caused by Tenant or its employees, agents or contractors, or its use or occupancy of the Premises. Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties or fines arising from Hazardous Materials which were present at the Premises prior to the date of this Lease or were thereafter caused to be present at the Premises by Landlord or its employees, agents or contractors.

        6.5    Occupancy Level.    Tenant acknowledges that Tenant's parking privileges hereunder are expressly limited to the parking spaces provided in Section 1.16 of the Summary and Tenant shall limit the occupancy of the Building so as to not utilize more than the number of parking spaces permitted in Section 1.16, unless Tenant implements measures reasonably satisfactory to Landlord (e.g., securing additional offsite parking, carpooling or rotational shifts) and satisfaction of the City to ensure that Tenant does not utilize more than its allotted parking spaces under Section 1.16.

7.    Payments and Notices.    All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the first address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission sent by a machine capable of confirming transmission receipt, with a hard copy of such notice delivered no later than one (1) business day after facsimile transmission by another method specified in this Section 7, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) upon confirmed transmission if sent by facsimile transmission, provided such transmission is prior to 5:00 p.m. on a business day (if such transmission is after 5:00 p.m. on a business day or is on a non-business day, such notice will be deemed given on the following business day), (ii) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (iii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs. For purposes of this Section 7, a "business day" is Monday through Friday, excluding holidays observed by the United States Postal Service.

8.    Brokers.    The parties recognize that the broker(s) who negotiated this Lease are stated in Section 1.13 of the Summary (the "Brokers"), and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said Brokers pursuant to the terms of a separate commission agreement. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys' fees and court costs) by the Brokers or resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

9.    Surrender; Holding Over.

        9.1    Surrender of Premises.    Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in first-class condition and repair, reasonable wear and tear excepted (and casualty damage excepted if this Lease is terminated as a result thereof pursuant to Section 18), with all of Tenant's TI Systems (as defined in Section 18.2 below), Tenant's personal property (and those items, if any, of Tenant Changes Identified by Landlord pursuant to Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month-to-month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord's rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys, fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

        9.2    Hold Over.    If, with Landlord's express written consent, Tenant remains in possession of the Premises after the expiration or earlier termination of the Lease Term, Tenant shall become a tenant from month-to-month upon the terms and conditions set forth in this Lease (including Tenant's obligation to pay all Operating Expenses, Real Property Taxes and Assessments and Insurance Costs, and any other additional rent under this Lease) but at a Monthly Basic Rent equal to one hundred twenty-five percent (125%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Tenant shall pay an entire month's Monthly Basic Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant to this Section 9.2, if Landlord has given its written consent for Tenant to become a tenant from month-to-month as referenced above; otherwise. Monthly Basic Rent will be prorated for any partial month holdover. This Section 9.2 shall not be construed to create any expressed or implied right to holdover beyond the expiration of the Lease Term or any extension thereof.

        9.3    No Effect on Landlord's Rights.    The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord's right of re-entry within 24-hours prior notice or any other rights of Landlord hereunder or otherwise provided by law or equity.

10.    Taxes on Tenant's Property.    Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures): and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant) to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building's standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, as its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11.  Condition of Premises; Repairs.

        11.1    Condition of Premises.    Tenant acknowledges that, except as otherwise expressly set forth in this Lease and in the Work Letter Agreement, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or its condition, or with respect to the suitability thereof for the conduct of Tenant's business. Subject to any latent defects (if any) not discoverable upon a reasonable inspection of the Premises, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to Exhibit "C" completed and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto.

        11.2    Landlord's Repair Obligations.    Subject to Article 4 and Sections 11.4, 18.1 and 18.2 of this Lease, Landlord shall, as part of the Operating Expenses, repair, maintain and replace, as necessary (a) the Building shell and other structural portions of the Building, including the roof and the foundations, (b) the basic heating, ventilating and air conditioning equipment and systems ("HVAC Systems") (subject to Tenant's obligations set forth in Section 16.2 below), sprinkler and electrical systems within the Building core and standard conduits, connections and distribution systems thereof within the Premises (collectively, the "Basic Building Systems") (but any above-standard improvements installed in the Premises such as, for example, but not by way of limitation, custom lighting, special or supplementary plumbing systems or distribution extensions, heating and ventilating and/or air conditioning systems or equipment installed by Tenant, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are installed by Tenant shall be Tenant's sole obligation to repair, maintain and replace as provided in Section 11.3 below), and (c) the Common Areas. Without limiting the generality of the foregoing, the HVAC Systems shall be maintained in a good and properly functioning condition, including the replacement of all coils, compressors and other major components (if any) that Landlord's HVAC maintenance provider recommends for immediate replacement, which replacement shall not be included as an Operating Expense during the initial Lease Term, except to the extent that such replacement is due to the failure of Tenant to maintain the HVAC Systems properly if and when Tenant elects to take over Landlord's repair, maintenance and replacement obligations with respect to the Assignable Maintenance Obligations (as defined and described in Section 11.4 below). Except for any rental abatement pursuant to Section 16.4 below, Landlord shall not be liable to Tenant for failure to perform any such maintenance, repairs or replacements, unless Landlord shall fail to make such maintenance, repairs or replacements and such failure shall continue for an unreasonable time following written notice from Tenant to Landlord of the need therefor. Without limiting the foregoing, except as expressly provided in this Lease, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

        11.3    Tenant's Repair Obligations.    Except for Landlord's obligations specifically set forth in this Lease, Tenant shall at all times and at Tenant's sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the Premises and all parts thereof including, without limitation, all Tenant Improvements, Tenant Changes, utility meters, any above-standard improvements installed in the Building such as, for example, but not by way of limitation, custom lighting, special or supplementary plumbing systems or distribution extensions, heating and ventilating and/or air conditioning systems or equipment installed by Tenant, special or supplemental electrical panels or distribution systems, or kitchen or restroom facilities and appliances to the extent such facilities and appliances are installed by Tenant, all fixtures, furniture and equipment, Tenant's storefront, Tenant's signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen and/or restroom facilities and appliances located within the Building, and any alterations, additions and other property located within the Building in first-class condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Building, which is damaged or broken from any cause whatsoever except due to the gross negligence or willful misconduct of Landlord, its agents or employees. Tenant shall deliver full and complete copies of all of the Service Contracts to Landlord upon Landlord's request. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

        11.4    Tenant's Right to Take Over Certain Maintenance Obligations.    Tenant shall have the right, upon no less than sixty (60) days prior written notice to Landlord, to take over the repair, maintenance and replacement responsibilities of Landlord with respect to all (but not a part of) the Assignable Maintenance Obligations (as defined below), as such obligations are more particularly described in Sections 11.2 and 16.1 hereof. For purposes of this Lease, the "Assignable Maintenance Obligations" are comprised of the following repair, maintenance and replacement obligations of Landlord: (i) the HVAC Systems, and (ii) the janitorial services described in Section 16.1 below. If Tenant duly elects to take over the repair, maintenance and replacement responsibilities of Landlord with respect to the Assignable Maintenance Obligations, Tenant shall enter into regularly scheduled preventive maintenance/service contracts ("Service Contracts") with maintenance contractors reasonably acceptable to Landlord for servicing and maintaining the HVAC Systems, and a contract for janitorial services with a janitorial service provider reasonably acceptable to Landlord (provided that Tenant may elect to hire an employee to perform the janitorial services subject to Landlord's reasonable approval of the scope and frequency of the janitorial work to be performed by such employee). Without limiting the generality of the foregoing, if Tenant duly elects to take over the Assignable Maintenance Obligations, the HVAC Systems shall be maintained in a good and properly functioning condition, including the replacement, at Landlord's cost during the initial Lease Term, of all coils, compressors and other major components (if any) that the HVAC maintenance provider selected by Tenant and approved by Landlord recommends for immediate replacement only after Landlord's reasonable review and approval of such recommendation, which replacement shall not be included as an Operating Expense during the initial Lease Term, except to the extent that such replacement is due to the failure of Tenant to maintain the HVAC Systems properly.

12.  Alterations.

        12.1    Tenant Changes; Conditions.    After installation of the initial Tenant improvements for the Premises pursuant to Exhibit "C", Tenant may, at its sole cost and expense, make alterations, additions, improvements and decorations to the interior of the Building (collectively, "Tenant Changes") subject to and upon the following terms and conditions:

  (a)
  Notwithstanding any provision in this Section 12 to the contrary. Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Building; (ii) affect the Building's structure, equipment, systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building or the Common Areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Premises; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises.

  (b)
  Before proceeding with any Tenant Change which is not otherwise prohibited in Section 12.1(a) above, Tenant must first obtain Landlord's written approval thereof (including approval of all plans, specifications and working drawings for such Tenant Change), which approval shall not be unreasonably withheld or delayed. However, Landlord's prior approval shall not be required for any Tenant Change which satisfies the following conditions (hereinafter a "Pre-Approved Change"); (i) the costs of such Tenant Change does not exceed Twenty-Five Thousand Dollars ($25,000) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Tenant Changes made by Tenant during the Term of this Lease do not exceed One Hundred Thousand Dollars ($100,000,00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; (iv) no building permit or other authorization from the City of other governmental or quasi-governmental authority is required for the Tenant Change; and (v) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1

  (c)
  After Landlord has approved the Tenant Changes and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Changes as set forth in Section 12.1(b) above). Tenant shall: (i) enter into an agreement for the performance of such Tenant Changes with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed; (ii) before proceeding with any Tenant Change (including any Pre-Approved Change), provide Landlord with ten (10) days' prior written notice thereof; and (iii) pay to Landlord, within ten days after written demand, the costs of any increased insurance premiums incurred by Landlord to include such Tenant Changes in the fire and extended coverage insurance obtained by Landlord pursuant to Section 21 below. However, Landlord shall be required to include the Tenant Changes under such insurance only to the extent such insurance is actually obtained by Landlord and such Tenant Changes are insurable under such insurance; if such Tenant Changes are not or cannot be included in Landlord's insurance, Tenant shall insure the Tenant Changes under its casualty insurance pursuant to Section 20.1(a) below. In addition, before proceeding with any Tenant Change, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense, all necessary governmental permits and approvals for the commencement and completion of such Tenant Change. Landlord's approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s).

  (d)
  Tenant shall pay to Landlord, as additional rent, the reasonable costs (not to exceed $500 per submittal) of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the Tenant Changes, within ten (10) business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Tenant Change, the actual, reasonable costs incurred by Landlord for services rendered by Landlord's management personnel and engineers to coordinate and/or supervise any of the Tenant Changes but only to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel due to Tenant's desire to have work respecting the Tenant Changes performed after such normal on-site hours.

  (e)
  All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good workmanlike manner; (iii) in compliance with all laws, rules, regulations of all governmental agencies and authorities including, without limitation, the provisions of the ADA; (iv) in such a manner so as not to impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

  (f)
  Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Section 20 of this Lease.

        12.2    Removal of Tenant Changes and Tenant Improvements.    All Tenant Changes and the initial Tenant Improvements in the Building whether installed or paid for by Landlord or Tenant, but excluding Tenant's TI Systems, shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant at any time prior to the date which is thirty (30) days before the expiration of the Lease Term (or immediately upon any sooner termination of this Lease) identify those items of the Tenant Changes which Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any Tenant Changes, Tenant shall, at its sole cost, remove the identified items on or before the expiration on sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair). Notwithstanding the foregoing, Tenant shall not be required to remove those alterations, improvements or additions approved by Landlord pursuant to this Article 12, unless Landlord, at the time of its approval, advised Tenant in writing that Landlord would require removal of such work upon the expiration of the Lease Term.

        12.3    Removal of Personal Property.    All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture, Tenant's TI Systems and other moveable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall promptly repair any damage caused by such removal.

        12.4    Tenant's Failure to Remove.    If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any Tenant Changes identified by Landlord for removal pursuant to Section 12.2 above, or if Tenant fails to comply with its obligations under Section 12.3, Landlord may (without liability to Tenant for loss thereof, at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13.    Liens.    Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Premises, nor against Tenant's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord's request, use good faith efforts to provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded to Landlord's reasonable satisfaction so that it no longer affects title to the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. NOTICE IS HEREBY GIVEN THAT (EXCEPT FOR LANDLORD'S OBLIGATION TO PAY THE TENANT ALLOWANCE TO TENANT IN ACCORDANCE WITH EXHIBIT "C") LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

14.  Assignment and Subletting.

        14.1    Restriction on Transfer.    Except as otherwise expressly provided in the Section 14, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, condition or delay, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like shall sometimes be referred to as a "Transfer"). In no event may Tenant encumber this Lease. Any Transfer without Landlord's consent (except for a Permitted Transfer pursuant to Section 14.2 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord's other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord's election. In addition, this Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord. For purposes of this Section 14, other than with respect to a Permitted Transfer under Section 14.2 and transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market. If Tenant is a corporation, partnership or other entity, any transfer, assignment, encumbrance or hypothecation of twenty-five percent (25%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity, shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Section 14.

        14.2    Permitted Controlled Transfers.    Notwithstanding the provisions of Sections 14.1 above to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a "Permitted Transfer"), without Landlord's consent and without extending any sublease or termination option to Landlord, to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger or consolidation with Tenant, any wholly-owned subsidiary of Tenant or to any person or entity which acquires substantially all the assets of Tenant's business as a Tenant or to any person or entity which acquires substantially all the assets of Tenant's business as a going concern, provided that: (a) prior to the effective date of such assignment or sublease, Tenant delivers to Landlord the financial statements and other financial and background information of the assignee or sublease described in Section 14.3 below; (b) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion); (c) the financial net worth of the assignee is sufficient to meet the obligations of the Tenant hereunder; (d) Tenant remains fully liable under this Lease; and (e) the use of the Premises under Article 6 remains unchanged.

        14.3    Landlord's Options.    If at any time or from time to time during the Term Tenant desires to effect a Transfer (other than a Permitted Transfer), Tenant shall deliver to Landlord written notice ("Transfer Notice") setting forth the terms and provisions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a "Transferee"). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the proceeding two (2) years of the Transferee (or other reasonable evidence of financial condition) which have been certified by a corporate officer of the Transferee or audited by a reputable independent accounting firm acceptable to Landlord, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Except with respect to a Permitted Transfer, Landlord shall have the option, exercisable by written notice delivered to Tenant within twenty (20) days after Landlord's receipt of the Transfer Notice, such financial statements and other information, either to:

  (a)
  approve or disapprove such Transfer, which approval shall not be unreasonably withheld; or

  (b)
  if Tenant proposes to sublease more than 25% of the Premises, sublet from Tenant that portion of the Premises which Tenant has requested to sublease at the rental and on the other terms set forth in this Lease prorated for the portion of the Premises to be sublet and for the term set forth in Tenant's Notice, or, in the case of an assignment or encumbrance, terminate this Lease with respect to the entire Premises and recapture the Premises, which termination shall be effective thirty (30) days after Tenant's receipt of Landlord's notice.

        If Landlord exercises its option to sublease any such space from Tenant following Tenant's request for Landlord's approval of the proposed sublease of such space, (i) Landlord shall be responsible for the construction of any partitions which Landlord reasonably deems necessary to separate such space from the remainder of the Premises, and (ii) Landlord and any sub-subtenant or assignee of Landlord with respect to such subleased space shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and which are reasonably required for the use of such space.

        14.4    Additional Conditions; Excess Rent.    If for a Transfer other than a Permitted Transfer Landlord does not exercise its sublease or termination option and instead approves of the proposed Transfer pursuant to Section 14.3(a) above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

  (a)
  the Transfer shall be on substantially the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have materially changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another seven (7) business days after receipt thereof to make the election in Sections 14.3(a) or 14.3(b) above);

  (b)
  no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease (or with respect to a portion of the Premises or for a portion of the Term, all of Tenant's obligations applicable to such portion) from and after the effective date of such assignment;

  (c)
  no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained; and

  (d)
  fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of such Transfer which exceeds, in the aggregate, (i) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any reasonable brokerage commissions, attorneys' fees, reasonable tenant improvement or renovation costs and other reasonable out-of-pocket costs actually paid by Tenant in connection with such Transfer, shall be paid to Landlord within ten (10) days after receipt thereof as additional rental under this Lease, without affecting or reducing any other obligations of Tenant hereunder; provided, however, that this subsection 14.4(d) shall not apply to any permitted Transfers made pursuant to Section 14.2 above.

        14.5    Reasonable Disapproval.    Landlord and Tenant hereby acknowledge that Landlord's disapproval of any proposed Transfer (other than a Permitted Transfer) pursuant to Section 14.3(a) shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transferee is an existing tenant of the Landlord or an affiliate of Landlord; (b) the proposed Transferee is a governmental entity; (c) the use of the Premises by the Transferee (i) is not permitted by the use provisions in Section 6 hereof, or (ii) violates any exclusive use granted by Landlord to another tenant in the Building; (d) the Transfer would likely result in significant increase in the use of the parking areas or Common Areas by the Transferee's employees or visitors beyond the amounts allotted to Tenant hereunder; (e) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; or (f) the Transferee is not in Landlord's reasonable opinion of reputable or good character.

        14.6    No Release.    No Transfer shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. From and after the occurrence of a Default by Tenant under this Lease, Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease or lease assignment shall provide that if Landlord gives said sublessee or assignee written notice that Tenant is in Default under this Lease, said sublessee or assignee will thereafter make all payments due under the sublease or assignment directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease or assignment of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in Default under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original copy there of to Landlord. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of a Default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to the following without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease: (i) subsequent assignments of the Lease or sublettings of the Premises provided the prior assignee or sublessee is not released from its obligations under the applicable assignment or sublease agreements; or (ii) amendments or modifications to the Lease with assignees of Tenant, but only to the extent such amendments or modifications do not materially increase Tenant's liabilities, duties or obligations hereunder.

        14.7    Administrative and Attorneys' Fees.    If Tenant effects a Transfer or requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus reasonable attorneys' and paralegal fees and costs incurred by Landlord in connection with such Transfer or request for consent (Whether attributable to Landlord's in-house attorneys or paralegals or otherwise, not to exceed $1,000). Acceptance of the $500.00 administrative fee and/or reimbursement of Landlord's attorneys' and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer. The foregoing fee and reimbursements shall not apply if Landlord exercises its first right to sublease or recapture all or a portion of the Premises.

        14.8    Material Inducement.    Tenant understands, acknowledges and agrees that (a) Landlord's option to sublease from Tenant any space which Tenant proposes to sublease or terminate this Lease upon any proposed assignment or encumbrance of this Lease by Tenant as provided in Section 14.3(b) above rather than approve the proposed sublease assignment or encumbrance, and (b) Landlord's right to receive fifty percent (50%) of any excess consideration paid by a Transferee in connection with an approved Transfer as provided in Section 14.4(d) above, are a material inducement for Landlord's agreement to lease the Premises to Tenant upon the terms and conditions herein set forth.

15.    Entry by Landlord.    Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last nine (9) months of the Term, to prospective tenants upon 24-hours prior written notice), to post notices of non-responsibility, and/or to alter, Improve or repair the Premises or any portion thereof, all without being deemed guilty of or liable for any breach of Landlord's covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant's business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations and for scheduled services). For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 22.1, to the extent of Landlord's negligence or willful misconduct.

16.  Utilities and Services.

        16.1    Standard Utilities and Services.    As long as Tenant has not committed an uncured Default under any of the provisions of this Lease, and subject to the terms and conditions of this Lease, and the obligations of Tenant as set forth hereinbelow, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services:

  (a)
  Landlord shall, as part of Operating Expenses, furnish janitorial services to the Premises five (5) days per week pursuant to janitorial and cleaning specifications as may be adopted by Landlord from time to time. No person(s) other than those persons approved by Landlord shall be permitted to enter the Premises for such purposes. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to do such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture, interior window cleaning, coffee or eating area cleaning and other special services. Such additional services may be rendered by Landlord pursuant to written agreement with Tenant as to the extent of such services and the payment of the cost thereof. Janitor service will not be furnished on nights when rooms are occupied after 7:30 p.m. or to rooms which are locked unless a key is furnished to the Landlord for use by the janitorial contractor. Window cleaning shall be done only by Landlord, at such time and frequency as is in accordance with industry standards comparable for buildings in the area. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices. Notwithstanding the foregoing, Tenant shall have the right to contract directly for its janitorial service in accordance with the provisions of Section 11.4 above, in which event janitorial services shall be eliminated from Operating Expenses charged to Tenant.

  (b)
  Intentionally omitted.

  (c)
  Subject to the provisions of this subsection (c), Landlord shall provide Tenant with reasonable access to and exclusive use of (a) any Intra-Building communications network cabling and equipment within the control of Landlord (if any), (b) intre-Building risers and conduits (if any) and (c) the Common Areas outside the Building to allow installation, alteration, repair, maintenance and replacement of such telecommunications cabling and conduit as Tenant may require to operate its telecommunications system. Tenant's installation of such telecommunications cabling, equipment and/or systems shall be subject to Landlord's review and approval (not to be unreasonably withheld) of the plans and specifications therefor and precise manner and location of the installation of the same. Further, all such cabling, equipment and/or systems installed by or for Tenant shall not be offered or provided to any subtenant or other occupant of the Building without Landlord's written consent (which will not be unreasonably withheld).

        16.2    Tenant's Obligations.

  (a)
  Tenant shall control, at its sole cost and expense, the operation of the HVAC Systems for the Building at such times and in such manner as Tenant reasonably determines, provided that Tenant shall not be obligated to pay for such utilities until the Commencement Date of the Lease Term, and provided further that, until such time that Tenant elects to take over the repair and maintenance obligations with respect the Assignable Maintenance Obligations, Landlord shall be responsible, as part of Operating Expenses, to maintain and repair the HVAC Systems for the Building. Tenant shall also contract directly for, furnish and control the electrical power for the Premises at such times and in such manner as Tenant reasonably determines, provided that Landlord shall provide and pay for such utilities until the Commencement Date of the Lease Term.

  (b)
  Tenant shall, at its sole cost and expense, contract directly for domestic water, sewer, electric current, gas, telecommunication and all other utilities as required for Tenant's use of the Premises, provided that Tenant shall not be obligated to pay for such utilities until the Commencement Date of the Lease Term. Tenant shall have the right at any time and from time-to-time during the Lease Term to contract for service from any company or companies providing electricity service ("Service Provider"), subject to Landlord's prior approval, which will not be unreasonably withheld. Tenant and Landlord shall cooperate with the Service Provider at all times and, as reasonably necessary, shall allow the Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Service Provider is no longer available or suitable for Tenant's requirements, no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (other than as provided in Section 16.4 below), or relieve Tenant from any of its obligations under the Lease.

  (c)
  In no event shall Tenant's use of electric current ever exceed the capacity of the feeders to the Building or the risers or wiring installation of the Building. Notwithstanding anything to contrary herein, (i) in no event shall the electrical capacity of the Building be reduced from that in effect at the date of this Lease unless such reduction has been approved in writing by Tenant and Landlord, and (ii) Tenant shall have the right, at its sole cost and expense, to install a back-up generator or alternative power source for the Premises (provided that Tenant shall not install the same until it has first received Landlord's approval, not to be unreasonably withheld, of the precise plans and specifications for and location of such generator or alternative power source).

  (d)
  Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's services and systems. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building's water, waste or other supply lines or systems for any purpose.

        16.3    Failure to Provide Utilities.    Subject to any abatement of Rent pursuant to Section 16.4 below, Landlord's failure to furnish any of the utilities and services described in Section 16.1 above when such failure is caused by all or any of the following shall not result in any liability of Landlord: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; or (e) any other cause beyond Landlord's reasonable control. In addition, in the event of the failure of any said utilities or services, Tenant shall not be entitled to any abatement or reduction of rent (except as expressly provided in Sections 16.4, 18.3 and 19.2 if such failure is a result of a damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any stoppage or interruption of services or utilities, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

        16.4    Abatement of Rent.    If Tenant is prevented from using (and does not actually use) the Premises (or any material portion thereof) for more than eight (8) consecutive hours for three (3) or more consecutive business days (the "Eligibility Period") as a result of the interruption of electrical, HVAC, water, telecommunication, telephone, gas, sewer or other essential utility services used and required as a material part of Tenant's business operations from the Premises, and the interruption is a result of the negligent act of Landlord, then Tenant's Rent (which for this purpose includes Base Rent and Additional Rent) shall be abated or reduced (as the case may be) after expiration of the Eligibility Period for such time that Tenant is prevented from using the Premises (or a portion thereof) after expiration of the Eligibility Period in proportion that the rentable area of the Premises that Tenant is prevented from using and, in fact, does not use, bears to the total rentable area of the Premises; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant's purposes, such as for example, bringing in portable air-conditioning equipment, then there shall not be any abatement of rent. However, if Tenant is prevented from conducting Tenant's business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not substantially sufficient to allow Tenant to effectively conduct Tenant's business therein for a period of time in excess of the Eligibility Period, then Tenant's Rent for the entire Premises shall be abated for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting Tenant's business therein.

17.  Indemnification and Exculpation.

        17.1    Tenant's Assumption of Risk and Waiver.    Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, nor for (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other persons in the Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 17.1, all property of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the negligence or willful misconduct of Landlord or its breach of this Lease. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

        17.2    Tenant's Indemnification of Landlord.    Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord's members, partners, officers, directors, shareholders, employees, agents, successors and assigns (collectively, "Landlord Indemnified Parties") harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (a) any occurrence at the Premises following the date Landlord delivers all or any portion of the Premises to Tenant, (b) any act or omission of Tenant or any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or with respect to acts or omissions within the Premises only, Tenant's invitees (collectively, "Tenant Parties"); and/or (c) the use of the Premises and Common Areas and conduct of Tenant's business by Tenant or any Tenant Parties, in or about the Premises unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors or its breach of this Lease. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or its mortgagee has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

        17.3    Landlord's Indemnification of Tenant.    Notwithstanding anything to the contrary contained in Paragraph 17.2 or elsewhere in the Lease, Tenant shall not be required to protect, defend, save harmless or indemnify Landlord from any liability for injury, loss, accident or damage to any person resulting from Landlord's negligent acts or omissions or willful misconduct or that of its agents, contractors, servants, employees or licensees, in connection with Landlord's activities on or about the Project ("Landlord Responsible Claims"), and Landlord hereby indemnifies and agrees to protect, defend and hold Tenant and the Tenant Parties harmless from and against, but only to the extent of Landlord's Responsible Claims. Such exclusion from Tenant's indemnity and such agreement by Landlord to so indemnify and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease to the extent that such policies cover (or, if such policies would have been carried as required, would have covered) such Landlord Responsible Claims. Landlord's and Tenant's indemnification obligations hereunder may or may not be coverable by insurance, but the failure of either Landlord or Tenant to carry insurance covering the indemnification obligation shall not limit their indemnity obligations hereunder.

        17.4    Survival; No Release of Insurers.    The indemnification obligations under Section 17.2 and 17.3 shall survive the expiration or earlier termination of this Lease. Landlord's and Tenant's covenants, agreements and indemnification in Sections 17.1, 17.2 and 17.3 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord and Tenant pursuant to the provisions of this Lease.

18.  Damage or Destruction.

        18.1    Landlord's Rights and Obligations.    In the event any part of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof and (i) such damage can feasibly be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within two hundred seventy (270) days after the date of such casualty and (ii) Landlord will receive insurance proceeds sufficient (not taking into account the costs of any deductible or self-insured retention for which Tenant is obligated to reimburse Landlord pursuant to this Lease) to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Section 18.2 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, any part of the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or such work of repair, reconstruction and restoration will require longer than two hundred seventy (270) days after the date of the casualty to complete, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then either party may terminate this Lease effective as of the date of such casualty. Under any of the conditions of this Section 18.1, Landlord and/or Tenant shall give written notice to the other of its intention to terminate within the later of thirty (30) days after the occurrence of such casualty.

        18.2    Tenant's Costs and Insurance Proceeds.    In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) unless this Lease is terminated as permitted in this Section 18, deliver to Landlord (i) all insurance proceeds received by Tenant with respect to any Tenant Changes in the Premises should Tenant desire that Landlord restore such Tenant Changes as part of Landlord's restoration of the Premises, and (ii) all insurance proceeds respecting Tenant's movable office furniture systems that were installed as part of the initial Tenant Improvements (the "TI Systems") (excluding proceeds for Tenant's furniture and other personal property) should Tenant desire that Landlord replace such TI Systems as part of Landlord's restoration of the Premises. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant Changes and TI Systems which Tenant is required to insure pursuant to Sections 12.1(c) and/or 20.1(a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant Changes or TI Systems which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Tenant Changes or TI Systems, as applicable, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items. In the event this Lease is terminated in accordance with Section 18.1 above, Tenant shall be entitled to receive all insurance proceeds for any Tenant Changes in the Premises, for Tenant's TI Systems and for Tenant's furniture and other personal property, as well as a pro rata share of the casualty insurance proceeds received by Landlord and directly attributable to the Tenant Improvements (as defined in the Work Letter Agreement) based upon the Depreciated Value of Tenant's TI Expenditures (defined below). For purposes of this Section 18.2, the "Depreciated Value of Tenant's TI Expenditures" shall equal the costs of the initial Tenant Improvements (excluding the TI Systems, as Tenant is responsible for insuring the same under Section 20.1 below) that were paid for by Tenant (excluding costs reimbursed by Landlord pursuant to the Tenant Allowance, as defined in the Work Letter Agreement, or otherwise), depreciated on a straight line basis over the initial sixty-five (65) months of the Term of this Lease. For example, if Tenant expends $500,000.00 on the Tenant Improvements (excluding sums respecting the TI Systems) that is not otherwise reimbursed by Landlord, Landlord actually receives insurance proceeds in the amount of $500,000 that are directly attributable to the Tenant Improvements and the Lease is terminated at the end of the fifty-third (53) month of the Lease Term, thereby leaving one year left on the applicable depreciation period, the Depreciated Value of Tenant's TI Expenditures would equal approximately $92,307.60.

        18.3    Abatement of Rent.    In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Building, Tenant is prevented from using, and does not use, the Building or any portion thereof, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Building or portion thereof, in the proportion that the Rentable Square Feet of the portion of the Building that Tenant is prevented from using, and does not use, bears to the total Rentable Square Feet of the Building. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant's business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

        18.4    Inability to Complete.    Notwithstanding anything to the contrary contained in this Section 18, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord's contractor for completion thereof pursuant to Section 18.1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure events as defined in Section 32.15, and delays caused by Tenant or any Tenant Parties), then Landlord may elect to terminate this Lease upon thirty (30) days' prior written notice to Tenant.

        18.5    Damage Near End of Term.    In addition to its termination rights in Sections 18.1 and 18.4 above, either party shall have the right to terminate this Lease if any damage to the Building occurs (i) during the last twelve (12) months of the Term of this Lease or (ii) within the twelve (12) months prior to Tenant's Termination Option, and Landlord's contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term or the Termination Date (as defined in Rider No. 5 attached to this Lease), or (b) sixty (60) days after the date of such casualty. If Tenant exercises its right to terminate this Lease pursuant to clause (ii) above, Tenant shall reimburse Landlord for the unamortized portion of the Additional TI Allowance (as defined in the Work Letter) concurrently with the delivery of such termination notice. If Landlord exercises its right to terminate this Lease pursuant to clause (ii) above, Tenant shall have the right to waive Landlord's termination by delivering written notice to Landlord, within five (5) business days of receipt of Landlord's notice, wherein Tenant unconditionally elects to waive its right to terminate this Lease pursuant to Rider No. 5.

        18.6    Waiver of Termination Right.    This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

19.  Eminent Domain.

        19.1    Substantial Taking.    Subject to the provisions of Section 19.4 below in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

        19.2    Partial Taking; Abatement of Rent.    In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant's business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking.

        19.3    Condemnation Award.    Subject to the provisions of this Section 19.3 and Section 19.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant's relocation expenses, and for any loss of goodwill or other damage to Tenant's business by reason of such taking.

        19.4    Temporary Taking.    In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

        19.5    Waiver of Termination Right.    This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

20.  Tenant's Insurance.

        20.1    Types of Insurance.    On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

  (a)
  Special Form (formerly known as All Risk) insurance, including fire and extended coverage, sprinkler leakage, vandalism, malicious mischief upon property of every description and kind owned by Tenant and located in the Premises or Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, the TI Systems, furniture, equipment and any other personal property, and any Tenant Changes (but excluding the Initial Tenant Improvements other than the TI Systems), in an amount not less than the full replacement cost thereof.

  (b)
  Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner's protective coverage, contractual liability (including Tenant's indemnification obligations under this Lease, including Section 17 hereof), products and completed operations liability, and owned/non-owned auto liability, with an initial combined single limit of liability of not less than Two Million Dollars ($2,000,000.00). The limits of liability of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord (which reasonableness standard shall be based upon similarly situated landlords that own commercial real estate projects in South Orange County, California that is comparable to the Premises).

  (c)
  Worker's compensation and employer's liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

  (d)
  Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant's parking areas or to the Building as a result of such perils.

  (e)
  Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs and are typically carried by similar tenants of similar properties in the vicinity of the Premises.

        20.2    Requirements.    Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best's Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1(a) and 20.1(d) above); (b) name Tenant as named insured thereunder and shall name Landlord and, at Landlord's request, Landlord's mortgagees and property manager of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear (provided that Tenant shall not be obligated to name Landlord or any other party as an additional insured on Tenant's worker's compensation and employer's liability insurance policies); (c) shall not have a deductible amount exceeding Ten Thousand Dollars ($10,000.00) which deductible amount will be deemed self-insured with full waiver of subrogation; (d) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (e) contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below; (f) require the insurer to notify Landlord (and any other additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof; (g) contain a cross liability or severability of interest endorsement; and (h) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any mortgagee pursuant to any provision of the mortgage upon the happening of a Default thereunder, or (iv) any change in title or ownership of the Premises. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 20.1 above, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenant's compliance with the foregoing provisions of this Section 20). Tenant shall cause replacement policies or certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 23.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

        20.3    Effect on Insurance.    Tenant shall not do or permit to be done anything which will violate or invalidate any insurance policy required to be maintained by Landlord or Tenant hereunder. If Tenant's occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Premises, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Premises shall be canceled or materially reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) business days after written notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant's cost.

21.    Landlord's Insurance.    During the Term, Landlord shall insure the Premises (including the Tenant Improvements initially installed in the Premises pursuant to Exhibit "C" but excluding, however, Tenant's furniture, equipment and other personal property and any Tenant Changes) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord's option, earthquake damage coverage. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located provided such insurance is typically carried by comparable institutional owners of real property in the vicinity of the Premises. At Landlord's option, all such insurance may be carried under any blanket or umbrella policies which Landlord has in force for other buildings and projects. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable provided such insurance is typically carried by comparable institutional owners of real property in the vicinity of the Premises. The cost of insurance obtained by Landlord pursuant to this Section 21, including the deductible and/or self-insured retention amounts (but subject to the limitation on the deductibles and/or self-insured retention amounts that may be passed through to Tenant as provided in Section 4.6 above), shall be included in Insurance Costs, including any increase in the premium for the property insurance attributable to the replacement cost of the Tenant Improvements.

22.  Waiver of Claims; Waiver of Subrogation.

        22.1    Mutual Waiver of Parties.    Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) any occurrence insured against under any insurance policy (other than commercial general liability insurance) carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) any occurrence which would have been covered under any insurance (other than commercial general liability insurance) required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

        22.2    Waiver of Insurers.    Each party shall cause each insurance policy (other than commercial general liability insurance) required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain any such insurance required hereunder, such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

23.  Tenant's Default and Landlord's Remedies.

        23.1    Tenant's Default.    The occurrence of any one or more of the following events shall constitute a "Default" under this Lease by Tenant:

  (a)
  the abandonment of the Premises by Tenant. "Abandonment" is herein defined to include, but is not limited to, any absence by Tenant from the Premises for sixty (60) days or longer while in Default of any other provision of this Lease;

  (b)
  the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, seven (7) days after written notice thereof from Landlord that such payment was not received when due;

  (c)
  the failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant in any material respect, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that, if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and continuously prosecute such cure to completion.

  (d)
  (i) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant or the guarantor, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

  (e)
  any material representation or warranty made by Tenant in this Lease proves to be incorrect in any material respect; and

  (f)
  Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

        Any notice sent by Landlord to Tenant pursuant to this Section 23.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

        23.2    Landlord's Remedies; Termination.    In the event of any Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

  (a)
  the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

  (b)
  the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

  (c)
  the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

  (d)
  any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Tenant Changes, and any other items which Tenant is required under this Lease to remove but does not remove.

        As used in Sections 23.2(a) and 23.2(b) above, the "worth at the time of award" is computed by allowing interest at the interest Rate set forth in Section 1.14 of the Summary. As used in Section 23.2(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

        23.3    Landlord's Remedies; Re-Entry Rights.    In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

        23.4    Landlord's Remedies; Continuation of Lease.    In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 23.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

        23.5    Landlord's Right to Perform.    Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant Defaults in performing an obligation hereunder, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within ten (10) days after written demand therefor as additional rent.

        23.6    Interest.    If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord within five (5) days of the date when due, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

        23.7    Late Charges.    Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Monthly Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises (or any portion thereof or interest therein). Accordingly, if any monthly installment of Monthly Basic Rent or Operating Expenses or any other amount payable by Tenant hereunder is not received by Landlord within five (5) days of the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's Default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. Notwithstanding the foregoing, no late charge shall apply to the first delinquency in the payment of rent or additional rent in any calendar year provided that Tenant pays the delinquent sum within five (5) business days of receipt of written notice from Landlord of such delinquent payment.

        23.8    Rights and Remedies Cumulative.    All rights, options and remedies of Landlord contained in this Section 23 and elsewhere in this Lease (including Section 28 below) shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 23 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

        23.9    Tenant's Waiver of Redemption.    Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

24.  Landlord's Default.

        24.1    The occurrence of any of the following shall constitute a default (a "Landlord Default") of this Lease by Landlord:

  (a)
  Any failure by Landlord to make any payment required to be made by Landlord hereunder when due, where such failure continues for thirty (30) days after delivery of written notice of such failure by Tenant to Landlord; or

  (b)
  Any failure by Landlord to perform or comply with any other material provision of this Lease, to be performed or complied with by Landlord where such failure continues for thirty (30) days after delivery of written notice of such failure by Tenant to Landlord; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, there shall not be a Landlord Default if Landlord shall, within thirty days of such notice commence such cure, and thereafter diligently prosecute such cure to completion.

        24.2    Upon the occurrence of a Landlord Default, Tenant may, except as otherwise specifically provided in or limited by this Lease to the contrary, exercise any of its rights provided at law or in equity;

        24.3    In addition to the rights and remedies provided under this Section 24, if Tenant provides written notice to Landlord of a material event or circumstance which respects an obligation of Landlord under the Lease with respect to repair and/or maintenance of the Premises or systems and equipment serving the Premises (including, but not limited to, any obligation of Landlord under this Lease to cure a material violation of law), and Landlord fails to undertake such obligation as required by the terms of this Lease within thirty (30) days after receipt of such written notice (provided, however, that if the nature of repairs and/or maintenance is such that the same cannot reasonably be completed within such thirty (30) day period, then Landlord shall have such reasonable additional time to so repair and/or maintain, provided Landlord commences such repairs and/or maintenance within said thirty (30) day period, and thereafter diligently prosecutes the same to completion), then Tenant may, but shall not be obligated to, perform the required repairs and/or maintenance upon the following terms and conditions.

  (a)
  If such repairs or maintenance will affect the Building systems or equipment, or the structural integrity of the Building, then Tenant shall use only those contractors used by Landlord in the Building for such systems, equipment or structural work (unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the service of any other qualified, licensed contractor which normally and regularly performs similar work in comparable buildings in the area).

  (b)
  Nothing contained in this paragraph shall be interpreted to mean that Tenant shall be excused from paying rent or any other amount due under this Lease in the event of any alleged default by Landlord, except as provided below.

  (c)
  Before performing any repair on Landlord's behalf, Tenant shall simultaneously give Landlord and Landlord's Mortgagee (provided Tenant has been provided written notice of the address of such Mortgagee) an additional written notice specifying Landlord's default and containing the following phrase on page 1 of the notice in all capital letters and boldface type (or it shall not be deemed validly given to Landlord) "YOUR FAILURE TO COMMENCE THE CURE OF LANDLORD'S REPAIR OBLIGATION SET FORTH IN THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL ENTITLE THE UNDERSIGNED TO CURE SUCH DEFAULT AT LANDLORD'S EXPENSE WITHOUT FURTHER NOTICE". Landlord shall thereupon have five (5) business days in which to commence to cure the applicable repair obligation. If Landlord fails to commence to cure the applicable repair obligation, Tenant may thereafter do so subject to the provisions of subparagraphs (a) and (b) above, in which event Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant in performing such repair on Landlord's behalf, together with interest on such amounts incurred by Tenant at the Interest Rate from the date incurred by Tenant until repaid by Landlord.

25.    Subordination.    At the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or Site, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or Site (such mortgages, beneficiaries and/or lessor collectively being referred to as "Mortgagee(s)"), this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof), provided that Tenant is provided with a subordination, non-disturbance and attornment agreement in favor of Tenant ("SNDA"), substantially in the form of the agreement attached hereto as Exhibit "I". Notwithstanding the foregoing, Landlord and any Mortgagee shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election of Landlord's successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days after receipt of written demand by Landlord, in form and substance substantially similar to Exhibit "H" attached hereto, additional documents evidencing the priority or subordination of this Lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust or Tenant's agreement to attorn. Should Tenant fail to sign and return any such documents within (5) days after any additional notice to Tenant requesting the delivery of the applicable documents, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 23.1 above.

26.  Estoppel Certificate.

        26.1    Delivery of Estoppel Certificate.    Within ten (10) business days following either party's (the "Requesting Party") written request, the other party (the "Certifying Party") shall execute and deliver to the Requesting Party an estoppel certificate, in a form substantially similar to the form of Exhibit "F-1" attached hereto if Tenant is the Certifying Party, or Exhibit "F-2" attached hereto if Landlord is the Certifying Party, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of the Certifying Party's knowledge, any Defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by the Requesting Party. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any Mortgagee, purchaser, prospective purchaser or assignee of any portion of the Site, or any Interest under this Lease.

        26.2    Failure to Deliver.    A Certifying Party's failure to deliver such estoppel certificate within such time shall constitute a Default hereunder without the applicability of the notice and cure periods specified in this Lease.

27.    Satellite Dish/Antenna.    Subject to Landlord's prior reasonable approval of the size, plans and specifications, and to all applicable governmental laws and regulations, and in accordance with the terms of Landlord's Antenna License Agreement in the form attached hereto as Exhibit "I", which is hereby incorporated into this Lease by this reference, Tenant shall have the right to install, maintain and operate, at Tenant's sole cost and expense, a single satellite dish or antenna on the roof of the Building. Use of the roof top space shall be for Tenant's internal purposes only, and shall not interfere with any Building systems or the roof top equipment of Landlord.

28.    Cure Rights of Landlord's Mortgagees.    In the event of any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any Mortgagee covering the Premises whose address shall have been furnished to Tenant, and shall offer such Mortgagee a reasonable opportunity to cure the default (not to exceed thirty (30) days after the date on which any cure period provided to Landlord under this Lease has expired or will otherwise expire); provided, however, if Landlord, Tenant and any such Mortgagee have entered into an SNDA, the cure rights of such Mortgagee shall be governed by the terms of the SNDA.

29.    Quiet Enjoyment.    Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord.

30.    Transfer of Landlord's Interest.    The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Site. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance provided that the new owner has expressly assumed the obligations of the Landlord hereunder in writing accruing from and after the date of such transfer. Landlord and Landlord's transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Site, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

31.    Limitation on Landlord's Liability.    Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord's members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord's members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Premises, and all proceeds derived from the Premises after the date a final, non-appealable judgment is entered in favor of Tenant by a court of competent jurisdiction.

32.    Miscellaneous.

        32.1    Governing Law.    This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Building is located.

        32.2    Successors and Assigns.    Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14.

        32.3    No Merger.    The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's Interest under any or all such subleases.

        32.4    Professional Fees.    If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then all costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers', accountants', attorneys' and other professional fees and court costs), shall be paid by the other party.

        32.5    Waiver.    The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any part to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

        32.6    Terms and Headings.    The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

        32.7    Time.    Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

        32.8    Prior Agreements; Amendments.    This Lease (and the Exhibits and Riders attached hereto) contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

        32.9    Separability.    The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay Monthly Basic Rent and Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and Common Utilities Costs) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

        32.10    Recording.    Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant's rights and interest in and to the site, Building and Premises, and designating Landlord as the transferee, which deed or other instrument shall be held by Landlord and may be recorded by Landlord once the Lease terminates or expires (but not prior thereto). If such short form memorandum is recorded in accordance with the foregoing, the party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

        32.11    Exhibits and Riders.    All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease as though set forth at length herein.

        32.12    Accord and Satisfaction.    No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

        32.13    Financial Statements.    Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but only in connection with a proposed sale or financing of the Building by Landlord), Tenant shall deliver to Landlord (a) a current financial statement of Tenant, and (b) financial statements of Tenant for the two (2) years prior to the current financial statement year; provided, however, Tenant shall not be obligated to deliver any such information if Tenant is a publicly held company that has its stock traded on a stock exchange regulated by the U.S. Securities and Exchange Commission. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively). In any case where Tenant delivers its financial information to Tenant, Landlord agrees to keep such information (that is not otherwise publicly available) in strict confidence and agrees further to not disclose such information except as may be reasonably necessary in connection with any such proposed sale or financing of the Building.

        32.14    No Partnership.    Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease. The provisions of this Lease relating to Percentage Rent payable hereunder, if any, are included solely for the purpose of providing a method whereby rent is to be measured and ascertained.

        32.15    Force Majeure.    In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action of inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, "Force Majeure Delays"), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 32.15 shall not apply to nor operate to excuse Tenant from payment of Monthly Basic Rent, Operating Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease.

        32.16    Counterparts.    This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

        32.17    Nondisclosure of Lease Terms.    Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant of Landlord or apparent prospective tenant of Landlord, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

        32.18    Non-Discrimination.    Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

33.    Lease Execution.

        33.1    Tenant's Authority.    If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant's behalf in accordance with Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board of directors and Tenant's by-laws (if Tenant is a corporation) or with Tenant's operating agreement (if Tenant is a limited liability company): and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant's execution and delivery of this Lease to Landlord and/or at any time during the Term within ten (10) days of Landlord's request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization.

        33.2    No Option.    The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

34.    Waiver of Jury Trial.    EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

        [signatures contained on following page]

        IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:
CMD TECHNOLOGY. a California corporation		LBA-VF III, LLC, a Delaware limited liability company
*By:	/s/ Simon Huang Simon Huang President and Chief Executive Officer	By:	LBA-VF IIIA, LLC, a Delaware limited liability company, Its: Member-Manager
*By:	/s/ Kirk E.Andrews Kirk E. Andrews Corporate Secretary		By:	LBA-VF I, LLC, a California limited partnership, Its: Member-Manager
				By:	Spectrum-VF I, L.P., a California limited partnership, Its: Member-Manager
					By:	LBA Fund I, Inc., a California corporation Its: General Partner
						By:	Its: Authorized Signatory

        *NOTE:

        If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

  (A)
  This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

  (B)
  If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

        If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

EXHIBIT "A"

SITE PLAN

[see attached page that follows this page]

[SITE PLAN GRAPHIC]

[SITE PLAN GRAPHIC]

EXHIBIT "B"

INTENTIONALLY OMITTED

B-1

EXHIBIT "C"

WORK LETTER AGREEMENT

[Landlord Build w/Allowance]

        This WORK LETTER AGREEMENT ("Work Letter Agreement") is entered into by and between LBA VF III, LLC, a Delaware limited liability company ("Landlord"), and CMD TECHNOLOGY, a California corporation ("Tenant").

R E C I T A L S:

        A.    Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in the Lease. All terms not defined herein have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are incorporated herein by this reference.

        B.    In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.    LANDLORD'S BASE BUILDING WORK.    Landlord shall, at its sole cost, perform the following improvement work for the Building (the "Base Building Work"):

          (a)  Prior to the date the Premises are delivered to Tenant substantially complete (as defined in Section 9(c) below), Landlord shall cause the structure of the Building to be free of defects and leaks and shall cause all Building systems and equipment (excluding the roof of the Building and the HVAC systems and equipment, each of which are addressed more specifically in subsections (c) and (d) below) to be in a good and properly functioning condition, provided that Landlord shall have no responsibility or liability for any such defects or leaks to the extent cause by Tenant's construction activities (including, without limitation, any leaks resulting from roof penetrations undertaken by or for Tenant).

          (b)  Prior to the date the Premises are delivered to Tenant substantially complete, Landlord shall cause the Building (including entrances), all restrooms within the Building and all Common Areas to comply with all applicable laws, including, without limitation, all requirements of the Federal Americans with Disabilities Act, prior to the changes to the Premises made by or for Tenant.

          (c)  Prior to the date the Premises are delivered to Tenant substantially complete, Landlord shall cause the HVAC systems and equipment to be in a good and properly functioning condition (including the replacement of all coils and compressors that Landlord's HVAC maintenance provider, Control Air, recommends for immediate replacement after discussing the particular need for any such replacement with Landlord), provided that Landlord shall have no responsibility or liability for defects in or other failures with respect to the HVAC equipment or system resulting from Tenant's additions to or modifications of the HVAC system and equipment located at the Premises after the completion of Landlord's work.

          (d)  Promptly after the completion of any and all work on or to the Building by or for Tenant that requires roof penetrations or other activities on or near the roof of the Building, Landlord shall cause, at Landlord's election, either the installation of a new roof membrane or the installation of a restored roof membrane (i.e., one that is installed over the existing roof membrane) that, according the roof warranty received by Landlord, has a useful life at least equal to the initial Term of the Lease (as applicable, the "Replacement Roof Membrane"). Tenant acknowledges that the installation of the Replacement Roof Membrane does not have to be completed prior to the Commencement Date or prior to Tenant's occupancy of the Premises, provided that if the installation is after the date Tenant takes occupancy of the Premises, Landlord and Tenant shall mutually arrange for the work to be completed on a weekend and Tenant will cause its employees and all other personnel to not enter the Premises at any time the work is underway.

2.    TENANT IMPROVEMENTS.    As used in the Lease and this Work Letter Agreement, the term "Tenant Improvements" or "Tenant Improvement Work" or "Tenant's Work" means those items of general tenant improvement construction shown on the Final Plans (described in Section 4 below), more particularly described in Section 5 below with respect to the Premises.

3.    WORK SCHEDULE.    Landlord has delivered to Tenant a schedule ("Work Schedule"), which will be attached to and incorporated in the Construction Contract (as defined below), that sets forth the timetable for the planning and completion of the installation of the Tenant Improvements.

4.    CONSTRUCTION REPRESENTATIVES.    Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter Agreement: Steve Briggs. Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") either of who may act for Tenant, independently, in all matters covered by this Work Letter Agreement: Kirk Andrews or Sherry Fischbach.

        All communications with respect to the matters covered by this Work Letter Agreement are to be made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

5.    TENANT IMPROVEMENT PLANS

        (a)    Approved Space Plans and Final Plans.    Landlord and Tenant hereby approve the layout of the Premises as depicted on the space plans ("Approved Space Plans") attached hereto as Schedule 1. Landlord and Tenant also hereby approve the architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises more particularly described on Schedule 2 attached hereto (collectively, the "Final Plans").

        (b)    Submittal of Final Plans.    Tenant's architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Tenant's architect, with Landlord's cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Landlord will approve or disapprove any changes to the Final Plans submitted hereunder within two (2) business days after receipt of such submittal. If Landlord fails to respond to a submittal within such two (2) business day period, Landlord shall be deemed to have approved those portions of the Final Plans so submitted to Landlord.

        (c)    Changes to Shell of Building.    If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the "Allowance" described in Section 6 below.

        (d)    Work Cost Estimate and Statement.    The parties acknowledge and agree that the fixed fees of the general contractor plus the fixed general conditions costs and the change order fees of the general contractor and subcontractor markup on materials shall be as stated in the Construction Contract (as defined below), but shall be subject to adjustment as expressly provided in the Construction Contract.

Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans that is to be performed by a subcontractor (as defined in the Construction Contract), Landlord will submit to Tenant a written estimate of the cost to complete the applicable portion of the Tenant Improvement Work to be performed by such subcontractor (each, a "Work Cost Estimate"). Tenant will either approve the applicable Work Cost Estimate or disapprove specific items and submit to Landlord revisions to the Final Plans to reflect deletions of and/or substitutions for such disapproved items. Submission and approval of each Work Cost Estimate will proceed in accordance with the Work Schedule but in any event within two (2) business days after delivery to Tenant. Tenant's failure to either approve or disapprove of any applicable Work Cost Estimate will be deemed to be Tenant's approval thereof. Upon Tenant's approval of the applicable Work Cost Estimate (such approved Work Cost Estimate to be hereinafter known as a "Work Cost Statement"), Landlord will have right to purchase materials and to commence the construction of the items included in the applicable Work Cost Statement pursuant to Section 7 hereof.

6.    PAYMENT FOR THE TENANT IMPROVEMENTS

        (a)    Allowance.    Landlord hereby grants to Tenant a tenant improvement allowance of Seventeen and 70/100 Dollars ($17.70) per rentable square foot of the Premises, i.e., One Million Six Hundred Eight Thousand Eight Hundred Ninety-Four and 60/100 Dollars ($1,608,894.60) (the "Allowance"). The Allowance is to be used only for:

            (i)  Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans.

          (ii)  The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

          (iii)  Construction of the Tenant Improvements, including, without limitation, the following:

          (aa)  Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

          (bb)  All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

          (cc)  The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

          (dd)  Any additional improvements to the Premises required for Tenant's use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

          (ee)  All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

            (ff)  All plumbing, fixtures, pipes and accessories necessary for the Premises;

          (gg)  Testing and inspection costs; and

          (hh)  Fees for the contractor including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Improvements.

          (iv)  An administrative and coordination fee charged by Landlord against the Allowance equal to two percent (2%) of the total cost to complete the design, permit process and construction of the Tenant Improvements.

          (v)  The costs incurred by Tenant for the installation by Tenant of its cabling and telecommunications equipment.

        (b)    Excess Costs.    The cost of each item referenced in Section 6(a) above (collectively, the "Work Cost(s)") shall be charged against the Allowance. The parties acknowledge and agree further that it is currently estimated that the total Work Costs (as defined in Section 6(b) below) may exceed the Allowance. At the time the parties approve the final bids for all or substantially all of the work to be performed by subcontractors in accordance with the procedure established in Section 5(d) above, but in any event no later than April 24, 2000, Landlord shall estimate the total Work Costs taking into account the final bids approved as of April 24, 2000. To the extent Landlord reasonably estimates that the total Work Costs will exceed the Allowance (as it may be increased below) (the "Original Estimated Overage"). Tenant agrees to pay the Original Estimated Overage (less any amounts actually expended by Tenant for Work Costs that are chargeable against the Allowance as provided in Section 6(a) above and for which Tenant has not and does not seek reimbursement form the Allowance) to Landlord no later than April 28, 2000. If at any time or from time to time the actual Work Costs exceed the Allowance, Tenant agrees to pay to Landlord such excess including Landlord's two percent (2%) fee associated with the supervision of such excess work within five (5) business days after invoice therefor (less the Original Estimated Overage previously paid by Tenant and less any amounts actually expended by Tenant for Work Costs that are chargeable against the Allowance as provided in Section 6(a) above and for which Tenant has not and does not seek reimbursement from the Allowance). In no event will the Allowance be used to pay for Tenant's TI Systems, or Tenant's other furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

        Notwithstanding the foregoing, Tenant shall have the right to amortize up to $5.00 per rentable square foot of any excess Work Costs above the Allowance, i.e., up to Four Hundred Fifty-Four Thousand Four Hundred Ninety Dollars ($454,490.00) ("Additional TI Allowance"), over the initial sixty-five (65) months of the Term with interest at ten and one-half percent (10.5%) per annum. Such amount shall be due and payable in equal monthly installments ("Monthly TI Amortized Rent") concurrently with Tenant's payments of Monthly Basic Rent under the Lease.

        (c)    Changes.    If, after the Final Plans have been approved by the City, Tenant requires any changes or substitutions to the Final Plans, any additional costs related thereto including Landlord's seven percent (7%) change order fee and the applicable change order fee for the contractor and tenant improvement coordinator associated with the supervision of such changes or substitutions are to be paid by Tenant to Landlord within five (5) business days after invoice therefor. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Section 5 above and will, if necessary, require the applicable Work Cost Statement to be revised and agreed upon between Landlord and Tenant in the manner set forth in Section 5(f) above. Landlord will have the right to decline Tenant's request for a change to the Final Plans if such changes are inconsistent with the provisions of Section 5 above.

        (d)    Governmental Cost Increases.    If Increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant agrees to pay Landlord the amount of such increase including Landlord's two percent (2%) fee for the contractor and tenant improvement coordinator associated with the supervision of such additional work within five (5) business days of Landlord's written notice; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

        (e)    Unused Allowance Amounts.    Any unused portions of the Allowance shall be credited to Tenant's obligations to pay Monthly Basic Rent until such unused amounts are recouped by Tenant.

7.    CONSTRUCTION OF TENANT IMPROVEMENTS.    Following Tenant's payment of the Original Estimated Overage and issuance of a building permit for the Tenant Improvements (which is to be obtained by Tenant's architect), Landlord's contractor will commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Section 11 below) and Force Majeure Delays (as described in Section 12 below); provided, however, Landlord shall immediately commence, prior to the issuance of a building permit, and shall diligently pursue demolition work and other Tenant Improvement work that Landlord reasonably believes may be performed prior to the issuance of a building permit so long as such work is kept open and uncovered for inspection until building permits have been issued and the applicable inspections have occurred. Landlord shall use diligent efforts to cause its contractor to complete the Tenant Improvements in a good and workmanlike manner substantially in accordance with the Final Plans and the Work Schedule and pursuant to that certain Abbreviated Standard Form of Agreement Between Owner and Contractor for Construction Projects of Limited Scope (A--A Document A107 - 1997) by and between JLC Associates, Inc. and Landlord (as supplemented by Exhibit A and all other addends and attachments thereto) (as so amended and supplemented, the "Construction Contract"), the form of which has been approved by Tenant, subject to Tenant Delays and Force Majeure Delays.

8.    OMITTED.

9.    DELIVERY OF POSSESSION; TERM AND RENT COMMENCEMENT DATE

        (a)    Delivery of Possession.    Landlord agrees to deliver possession of the Premises to Tenant (free of any tenancies or occupants) as of the date of the mutual execution and delivery of the Lease by Landlord and Tenant. The actual date upon which Landlord turns over possession of the Premises to Tenant is the "Turnover Date".

        (b)    Term Commencement Date.    The Term of the Lease and Tenant's obligation to pay rent will commence upon the earlier of (i) Tenant's commencement of business operations in all or any portion of the Premises, or (ii) July 1, 2000 (the "Commencement Date" and "Rent Commencement Date"), regardless of whether or not the Tenant Improvements have been substantially completed by such date and notwithstanding the fact that Landlord is coordinating the construction of the Tenant Improvement Work.

        (c)    Substantial Completion; Punch-List.    For purposes hereof, the Tenant Improvements will be deemed to be "substantially completed" when Landlord's contractor certifies in writing to Landlord and Tenant that Landlord has substantially performed all of the Tenant Improvement Work required to be performed by Landlord under this Work Letter Agreement, other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's use of the Premises; and Tenant has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after receipt of such certificates, Tenant and Landlord will conduct a walk-through inspection of the Premises and the parties shall develop a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord will thereafter diligently complete.

        (d)    Delivery of Possession.    Landlord agrees to deliver possession of the Premises to Tenant when the Tenant Improvements have been substantially completed in accordance with subsection 9(b) above. Landlord agrees to use its commercially reasonable efforts to cause the Premises to be substantially completed on or before the Estimated Commencement Date, subject to Tenant Delays and Force Majeure Delays. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Estimated Commencement Date specified in Section 1.7 of the Summary (or if there are any other delays in the Work Schedule), the Lease will not be void or voidable. Tenant agrees further that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Estimated Commencement Date specified in Section 1.7 of the Summary (or if there are any other delays in the Work Schedule), Landlord will not be liable to Tenant for any loss or damage resulting from such delay(s) so long as Landlord uses commercially reasonable efforts to cause the Premises to be substantially completed on or before the Estimated Commencement Date, subject to Tenant Delays and Force Majeure Delays.

10.    MOVING ALLOWANCE.    Provided Tenant is not in default of any obligation under this Work Letter or the Lease, within thirty (30) days after Tenant's occupancy of the Premises, Landlord shall pay to Tenant One Hundred Thousand Dollars ($100,000.00) as compensation for Tenant's moving expenses (or a portion thereof).

11.    TENANT DELAYS.    For purposes of this Work Letter Agreement, "Tenant Delays" means any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement; (b) Tenant's changes to Space Plans or Final Plans after Landlord's approval thereof; (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with Landlord's standards; (d) any delay of Tenant in making payment to Landlord for Tenant's share of the Work Cost; or (e) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

12.    FORCE MAJEURE DELAYS.    For purposes of this Work Letter, "Force Majeure Delays" means any actual delay in the construction of the Tenant Improvements, which is beyond the reasonable control of Landlord or Tenant, as the case may be, as described in Section 32.15 of the Lease.

13.    MISCELLANEOUS CONSTRUCTION COVENANTS

        (a)    Compliance with Laws.    Subject to subsection 13(e) below, Landlord will construct the Tenant Improvements in a safe and lawful manner. Subject to subsection 13(e) below, Landlord shall comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction which pertain to the Installation of the Tenant Improvements.

        (b)    Tenant's Early Entry Construction Activities.    Tenant shall have the right to enter the Premises to install phone systems, furniture, fixtures and equipment prior to the date of substantial completion of the Tenant Improvements but only at such time Landlord reasonably determines that such early entry will not interfere with Landlord's construction activities. Such early entry for such purposes shall not constitute occupancy for operation of Tenant's business and shall not trigger the Rent Commencement Date. Tenant agrees (i) any such early entry by Tenant shall be at Tenant's sole risk, (ii) Tenant shall not interfere with Landlord or Landlord's contractors completing work within the Premises or cause any labor difficulties; Tenant, together with its employees, agents and independent contractors will be subject to and will work under the direction of Landlord's contractor, (iii) Tenant shall comply with and be bound by all provisions of this Lease during the period of any such early entry except for the payment of Rent, (iv) prior to entry upon the Premises by Tenant, Tenant agrees to pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of this Lease relating to insurance, (v) Tenant and its agents and contractors agree to comply with all applicable laws, regulations, permits and other approvals required to perform its work during the early entry on the Premises, and (vi) Tenant agrees to indemnify, protect, defend and save Landlord and the Premises harmless from and against any and all liens, liabilities, losses, damages, costs, expenses, demands, actions, causes of action and claims (including, without limitation, attorney's fees and legal costs) arising out of the early entry, use, construction, or occupancy of the Premises by Tenant or its agents, employees or contractors.

        (c)    Coordination of Labor.    Without limiting the provisions of subsection (b) above, Landlord and Tenant shall each cause its respective contractors, subcontractors, employees, servants and agents to work in harmony and not interfere with any contractors and subcontractors engaged by the other party. Nothing in this Work Letter shall require Tenant to use union labor.

        (d)    Coordination with Lease.    Nothing herein contained shall be construed as (i) constituting Tenant as Landlord's agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease. Any default by Tenant following the giving of notice and the passage of any applicable cure period with respect to any portion of this Work Letter Agreement shall be deemed a Default in accordance with Section 23 of the Lease.

        (e)    Approval of Plans.    Landlord will not check Tenant drawings for building code compliance. Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant's responsibility to meet and comply with all federal, state, and local code requirements. Approval of the Final Plans does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

        (f)    Warranties.    Tenant acknowledges and agrees that the Tenant Improvements are intended for use by Tenant and the specifications and design requirements for such Improvements are not within the special knowledge or experience of Landlord. Landlord's sole obligation shall be to arrange the construction of the Tenant Improvements in accordance with the requirements of the Final Plans; and any additional costs or expense required for the modification thereof to more adequately meet Tenant's use, whether during or after Landlord's construction thereof, shall be borne entirely by Tenant except as otherwise provided in this Work Letter. Notwithstanding the foregoing, Landlord agrees to assign to Tenant the benefit of all construction warranties pertaining to the Tenant Improvements to the extent that they do not relate to structural or other portions of the Premises that Landlord is required to maintain and repair under the Lease.

        IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Work Letter Agreement to be duly executed by their duly authorized representatives as of the date of the Lease.

LANDLORD						TENANT
LBA-VF III, LLC, a Delaware limited liability company						CMD TECHNOLOGY, a California corporation
By:	LBA-VF IIIA, LLC, a Delaware limited liability company, Its: Member-Manager					By:	/s/ Simon Huang Simon Huang President and Chief Executive Officer
	By:	LBA-VF I, LLC, a California limited liability company, Its: Member-Manager				By:	/s/ Kirk B. Andrews Kirk B. Andrews Corporate Secretary
		By:	Spectrum-VF 1, L.P., a California limited partnership, Its: Member-Manager
			By:	LBA Fund I, Inc., a California corporation Its: General Partner
				By:	Its: Authorized Signatory

SCHEDULE 1

APPROVED SPACE PLANS

[See space plans that follow this page]

[FLOORPLAN]

SCHEDULE 1
TO
EXHIBIT "C"
1 of 2

[FLOORPLAN]

SCHEDULE 1
TO
EXHIBIT "C"
2 of 2

SCHEDULE 2

APPROVED FINAL PLANS

[see attached page that follow this page]

        The following working drawings prepared by H. Hendy & Associates dated April 3, 2000

ARCHITECTURAL PLANS
T	TITLE SHEET
T-1	TITLE SHEET—GENERAL NOTES
ST-1	SITE PLAN
DM-1.1	FIRST FLOOR DEMOLITION PLAN
DM-1.2	SECOND FLOOR DEMOLITION PLAN
A-1.1	FIRST FLOOR PARTITION PLAN
A-1.2	SECOND FLOOR PARTITION PLAN
A-2.1	FIRST FLOOR REFLECTED CEILING PLAN
A-2.2	SECOND FLOOR REFLECTED CEILING PLAN
A-3.1	FIRST FLOOR TELEPHONE/ELECTRICAL PLAN
A-3.2	SECOND FLOOR TELEPHONE/ELECTRICAL PLAN
A-4.1	FIRST FLOOR—FINISH PLAN
A-4.2	SECOND FLOOR—FINISH PLAN
A-5	DETAILS AND DOOR SCHEDULE
A-6	DETAILS AND ELEVATIONS SHEET
A-7	DETAILS AND ELEVATIONS SHEET
A-8	DETAILS AND ELEVATIONS SHEET
A-9	RESTROOM PLANS AND ADA NOTES
A-10	DOOR SCHEDULE
STRUCTURAL PLANS
S-1	ELECTRICAL SYMBOL LIST, FIXTURE SCHEDULE & ENERGY CAL'S
S-2.1	SINGLE LINE DIAGRAM & DETAILS
S-2.2	2ND FLOOR FRAMING PLAN
S-2.3	2ND FLOOR PANEL SCHEDULE
ELECTRICAL PLANS
E-1	TYPICAL DETAILS SHEET
E-2	1ST FLOOR PLAN
E-3	1ST FLOOR PANEL SCHEDULE
E-4	ROOF FRAMING PLAN
E-5	1ST FLOOR ELECTRICAL LIGHTING PLAN
E-6	2ND FLOOR ELECTRICAL LIGHTING PLAN
E-7	1ST FLOOR ELECTRICAL POWER AND TELEPHONE PLAN
E-8	2ND FLOOR ELECTRICAL POWER AND TELEPHONE PLAN
E-9	ROOF ELECTRICAL PLAN
MECHANICAL PLANS
TAC-A	LEGEND & EQUIPMENT SCHEDULE
TAC-B	TITLE 24 AND NOTES
TAC-C	DETAILS AND WIRING
TAC-D	SPECIFICATIONS
TAC-2.1	1ST FLOOR MECHANICAL PLAN
TAC-2.2	2ND FLOOR MECHANICAL PLAN
TAC-2.3	MECHANICAL ROOF PLAN
PLUMBING PLANS
TP-A	LEGEND, SCHEDULE AND NOTES
TP-B	SPECIFICATIONS
TP-C	ENLARGED PLANS & DETAILS
TAC-2.1	1ST FLOOR PLUMBING PLAN
TAC-2.2	2ND FLOOR PLUMBING PLAN
TAC-2.3	PLUMBING ROOF PLAN

SHEET INDEX

SCHEDULE 2
TO
EXHIBIT "C"

EXHIBIT "D"

SAMPLE FORM OF NOTICE OF LEASE TERM DATES

To:	Date:

Re:    Office Lease dated                         , 2000 between LBA-VF III, LLC, a Delaware limited liability company, Landlord, and                                                  , a                                                  , Tenant, concerning Suite              ("Premises") located at                                                  .

Gentlemen:

        In accordance with the above-referenced Lease, we wish to acknowledge and/or confirm as follows:

  1.
  That the Premises has been accepted by Tenant with the Base Building Work (as defined in the Work Letter Agreement attached as Exhibit "C" to the Lease) as being substantially complete in accordance with the Work Letter Agreement, and that, to Tenant's knowledge after a reasonably thorough Inspection of the Premises and Building, there is no deficiency in construction (other than those Items, if any, identified on the Base Building Work punch-list and any other latent deficiencies, if any). The foregoing is not intended to limit or reduce Landlord's warranties (if any) and maintenance obligations provided in the Lease or Work Letter Agreement.

  2.
  That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease is for                          (      ) years, with                          (      ) options to renew for                          (      ) years each, and commenced upon the Commencement Date of                         , 200   and is currently scheduled to expire on                         , 200  , subject to earlier termination as provided in the Lease.

  3.
  That in accordance with the Lease, rental payment has commenced (or shall commence) on                         , 200  .

  4.
  If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

  5.
  Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to                                                   at                                                  .

AGREED AND ACCEPTED

TENANT:	LANDLORD:
CMD TECHNOLOGY a California corporation	LBA-VF III, LLC, a Delaware limited liability company
By:	By:	LBA-VF IIIA, LLC,
Print Name:		a California limited liability company,
Print Title:		Its: Member—Manager
By:		By:	Spectrum-VF I, L.P.,
Print Name:			a California limited partnership,
Print Title:			Its: Member—Manager
			By:	LBA Fund I, Inc., a California corporation Its: General Partner
By:
				Its:	Authorized Signatory

SAMPLE ONLY [NOT FOR EXECUTION]

D-1

EXHIBIT "E"

RULES AND REGULATIONS

        1.    No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person reasonably approved by Landlord, using materials and in a style and format approved by Landlord.

        2.    Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Building. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Building, other than Building standard materials, without the prior written consent of Landlord.

        3.    Tenant shall not obstruct any sidewalks, or halls, passages, exits, entrances or stairways of the Building. Except as otherwise expressly provided in the Lease, Tenant and no employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

        4.    Except for losses caused by Landlord's negligence or willful misconduct, Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to Tenant's property by the janitors or any other employee or any other person.

        5.    Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may impose a reasonable charge for any additional keys. Tenant may not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door or window of its Premises. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant, and, in the event of loss of any keys, shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

        6.    Electric wires, telephones, telegraphs, burglar alarms or other similar apparatus shall not be installed in the Premises without the reasonably approval of Landlord.

        7.    Tenant shall not place a load upon any floor of the Building which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

        8.    Tenant shall not use or keep in the Building any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

        9.    Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., or such other hours as may be established from time to time by Landlord, and on legal holidays, any person unless that person has a pass or is properly identified. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

        10.  Except as prohibited by law, Tenant shall close and lock all doors of the Building and entirely shut off all water faucets or other water apparatus, and, except with regard to Tenant's computers and other equipment which reasonably require electricity on a 24-hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by its employees or other occupants of the Building or by Landlord for noncompliance with this rule.

        11.  The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

        12.  Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Premises, except in the ordinary course of Tenant's business. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

        13.  Except as expressly permitted in the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, window mullions, woodwork or plaster, or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from noncompliance under this rule.

        14.  Tenant shall not install, maintain or operate upon the Common Areas any vending machines without the prior written consent of Landlord, which shall not be unreasonably withheld.

        15.  Landlord reserves the right to exclude or expel from the Premises any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the other Rules and Regulations described in this Exhibit "E."

        16.  Tenant shall store all its trash and garbage within areas reasonably designated by Landlord for trash/garbage storage and/or disposal. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

        17.  The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, except for Tenant's merchandise held for collateral sale to the public. No cooking shall be done or permitted by Tenant on the Premises, except that use of equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to hold outdoor barbecues form employees up to six (6) times per year.

        18.  Tenant agrees that it shall comply with all fire and security regulations that may be reasonably issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concerning fire and other emergency procedures.

        19.  Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. Such responsibility shall include keeping doors locked and other means of entry to the Premises closed.

        20.  Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant.

        21.  These Rules and Regulations shall not be construed in any way to modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

        22.  Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety, security, care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are so adopted.

        23.  Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees or guests.

        24.  Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Building in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum, tile, carpet or other similar floor covering shall be subject to the approval of Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

        25.  Tenant shall not without Landlord's consent, which may be given or withheld in Landlord's sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises.

        26.  To the extent of any inconsistency between the terms and conditions of these Rules and Regulations and the terms and conditions of the Lease, the terms and conditions of the Lease shall supersede and apply.

PARKING RULES AND REGULATIONS

        In addition to the parking provisions contained in the Lease to which this Exhibit "E" is attached, the following rules and regulations shall apply with respect to the use of the Building's parking facilities. Nothing in these Parking Rules and Regulations shall materially diminish Tenant's allotted parking privileges as expressly set forth in the Lease.

        1.    Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

        2.    Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

        3.    Vehicles must be parked entirely within painted stall lines of a single parking stall.

        4.    All directional signs and arrows must be observed.

        5.    The speed limit within all parking areas shall be five (5) miles per hour.

        6.    Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord or Landlord's parking operator.

        7.    Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

        8.    If the Lease terminates for any reason whatsoever, Tenant's right to park in the parking facilities shall terminate concurrently therewith.

EXHIBIT "F-1"

SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

        The undersigned ("Tenant") hereby certifies to                        , a                                     ("Landlord"),                         and                         , as follows:

          1.    Attached hereto is a true, correct and complete copy of that certain Office Lease dated                        , 20    between Landlord and Tenant (the "Lease"), which demises Premises which are located at                        . The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

          2.    The term of the Lease commenced on                        , 20    .

          3.    The term of the Lease is currently scheduled to expire on                        , 20    .

          4.    Tenant has no option to renew or extend the Term of the Lease except:                                                 .

          5.    Tenant has no preferential right to purchase the Premises or any portion of the Building or Site upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except:                        .

          6.    The Lease has: (Initial One)

    (    ) not been amended, modified, supplemented, extended, renewed or assigned.

    (    ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:                                                 .

          7.    Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:                                                  .

          8.    The current Monthly Basic Rent is $                                           .

          9.    Tenant's Percentage is                        %, and Tenant's Percentage of Operating Expenses, Real Property Taxes and Assessments, Insurance Costs, and currently billed to and payable by Tenant is $                                           per month (based upon Landlord's estimate of anticipated costs for the calendar year            ), which amount is Landlord's current estimate of Tenant's Percentage of Operating Expenses, Real Property Taxes and Assessments, and Insurance Costs.

          10.  The amount of security deposit (if any) is $                                           . No other security deposits have been made.

          11.  All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

          12.  All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full. Although Tenant has no knowledge of any defective work to be performed by Landlord under the Lease, the foregoing representation shall not limit or reduce any warranties provided by or maintenance obligations of Landlord under the Lease.

          13.  To Tenant's actual knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease. Although Tenant has no actual knowledge of any default by Landlord under the Lease, the foregoing representation shall not limit or reduce any duties or

F-1-1

  obligations of Landlord under the Lease if, in fact, there are any such defaults existing as of the date hereof.

          14.  Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

          15.  Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

          16.  All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

          17.  There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

          18.  Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

        The foregoing certification is made with the knowledge that is about to [fund a loan to Landlord or purchase the Building from Landlord], and that is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated: , 20 .
"TENANT"

a

By:

Print Name:

Its:

F-1-2

EXHIBIT "F-2"

SAMPLE FORM OF LANDLORD ESTOPPEL CERTIFICATE

        The undersigned ("Landlord") hereby certifies to                                     , a                                      ("Tenant"), and                                                                                                   , as follows:

          1.    Attached hereto is a true, correct and complete copy of that certain Office Lease dated                         , 20     between Landlord and Tenant (the "Lease"), which demises Premises which are located at                                     . The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

          2.    The term of the Lease commenced on                         , 20    .

          3.    The term of the Lease is currently scheduled to expire on                         , 20    .

          4.    Tenant has no option to renew or extend the Term of the Lease except:

                                                                                                                                                                                  .

          5.    The Lease has: (Initial One)

              (    )    not been amended, modified, supplemented, extended, renewed or assigned.

              (    )    been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

          6.    The current Monthly Basic Rent is $                        .

          7.    Tenant's Percentage is             %, and Tenant's Percentage of Operating Expenses, Real Property Taxes and Assessments and Insurance Costs and currently billed to and payable by Tenant is $                         per month (based upon Landlord's estimate of anticipated costs for the calendar year         ), which amount is Landlord's current estimate of Tenant's Percentage of Operating Expenses, Real Property Taxes and Assessments and Insurance Costs.

          8.    The amount of security deposit (if any) is $                        . No other security deposits have been made.

          9.    All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

          10.  To Landlord's actual knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease. Although Landlord has no actual knowledge of any default by Tenant under the Lease, the foregoing representation shall not limit or reduce any duties or obligations of Tenant under the Lease if, in fact, there are any such defaults existing as of the date hereof.

        The foregoing certification is made with the knowledge that                          is relying upon the representations herein made.

Dated:                         , 20    .

"TENANT"
a
By:
Print Name:
Its:

F-2-1

EXHIBIT "G"

DESCRIPTION OF SIGN CRITERIA

[See attached pages that follow this page]

G-1

EXHIBIT "H"

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY:

AND WHEN RECORDED MAIL TO:

Attn:

Space above this line for Recorder's use.

SUBORDINATION, NONDISTURBANCE
AND ATTORNMENT AGREEMENT

        NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

        THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is entered into as of                        , 200    by and among CMD TECHNOLOGY, a                        ("Tenant"),                         , a                        ("Borrower"), and                        (in such capacity, the "Agent") for the lenders (each, a "Bank" and collectively, the "Banks") from time to time party to that certain Credit Agreement of even date herewith among Borrower, the Agent and the Banks.

RECITALS

        A.    Borrower is the owner of certain real property and improvements (the "Improvements") situated thereon (collectively, the "Property" or the "Premises") located in the City of Irvine, County of Orange, State of California, commonly known as 9501 Jeronimo Road, and more particularly described in Exhibit A attached hereto.

        B.    Borrower is the lessor and Tenant is the lessee under that certain Lease Agreement dated             , 2000 (the "Lease"), pursuant to which Borrower, as landlord, leased to Tenant the Property.

        C.    The Banks have made a loan (the "Loan") to Borrower in the principal amount of                        Dollars ($                         ). The Loan is evidenced by that certain Promissory Note Secured By Deed of Trust dated                        , which Borrower has executed in favor of Agent (the "Note"). Repayment of the Note is secured by, among other things, a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of                        , encumbering the Property, which Borrower has executed for the benefit of Agent (the "Deed of Trust"). The Note, the Deed of Trust, and any other agreement, document or instrument executed in connection therewith or in connection with the Loan are hereinafter collectively referred to as the "Loan Documents."

        D.    The Banks are willing to make or continue the Loan to Borrower, provided that Tenant agrees, among other things, to subordinate the Lease and Tenant's rights thereunder to the lien or charge of the Deed of Trust and to attorn to Agent on the terms and conditions hereinafter set forth. Tenant is willing to agree to such subordination and attornment, provided that Agent agrees, among other things, not to disturb Tenant's right to possession under the Lease, all as more specifically set forth below.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby declare, covenant and agree as follows:

        1.    Subordination of Lease.    Tenant hereby intentionally and unconditionally subordinates the Lease and any extensions, renewals, replacements or modifications thereof, and all of its right, title and interest thereunder and in and to the Premises, including, without limitation, any right, whether arising out of the Lease or otherwise, to exercise any option or right of first refusal to purchase the Premises or the Property or any interest therein or portion thereof, in favor of the lien or charge of the Deed of Trust, and the same is, and shall at all times continue to be, subject and subordinate in each and every respect to the lien or charge of the Deed of Trust and any supplements, renewals, amendments, modifications, replacements, substitutions, consolidations and extensions thereof.

        2.    Nondisturbance of Tenant's Right to Possession.    In the event Agent comes into possession of or acquires title to the Property as a result of the foreclosure or other enforcement of the Deed of Trust, or by delivery of a deed in lieu of foreclosure, or as a result of any other means, and provided that (i) Tenant is not in default (beyond any applicable notice, cure or grace period, if any, with respect to such default) in the payment of rent or in the performance of any of the other terms, covenants or conditions of the Lease to be performed by Tenant, and (ii) Tenant observes the terms and conditions of this Agreement, Agent agrees that:

          2.1    Joinder.    Tenant will not be named or joined in any foreclosure, trustee's sale or other summary proceeding to enforce the Deed of Trust unless such joinder is required by law in order to perfect such foreclosure, trustee's sale or other proceeding;

          2.2    Possession.    A foreclosure of the lien of the Deed of Trust, the exercise of the power of sale or of any other remedy provided for therein, the delivery of a deed to the Property in lieu of foreclosure, or the Institution of any other proceeding or action taken to enforce the terms and conditions of the Deed of Trust shall not terminate or otherwise affect the Lease or the leasehold estate created thereby, or disturb or interfere with Tenant's right to possession, occupancy and use of the Premises during the term of the Lease and any extension thereof duly exercised by Tenant;

          2.3    Obligations of Agent.    If Agent succeeds to Borrower's interest in the Property by dispossession, judicial foreclosure, exercise of the power of sale, conveyance in lieu of foreclosure or otherwise, Agent, its successors and assigns, or any purchaser at a foreclosure or trustee's sale, shall thereby automatically succeed to Borrower's Interest as landlord under the Lease and shall be bound by all of the obligations imposed by the Lease upon the landlord therein; provided, however, that neither Agent nor any of the Banks, nor any of their respective successors and assigns, nor any purchaser at a foreclosure or trustee's sale, shall be:

            2.3.1    Personally liable for any act or omission of a prior landlord (including Borrower) under the Lease, or liable for any consequential damages arising from any such act or omission of a prior landlord;

            2.3.2    Subject to any offsets or defenses which Tenant might have against any prior landlord (including Borrower) under the Lease, except as expressly provided for in the Lease, provided that Agent or Banks have been given notice of and do not timely cure the respective act or omission by the prior landlord giving rise to any such offset or defense;

            2.3.3    Bound by any prepayment by Tenant of more than one month's installment of rent, additional rent or advance rent to any prior landlord (including Borrower), excluding any security deposit, any letter of credit provided in lieu of a security deposit or any proceeds therefrom, and all such rent shall remain due and owing notwithstanding such advance payment;

            2.3.4    Bound by any amendment or modification of or to the Lease made without the written consent of Agent involving changes in the leased Premises, the amount of rent payable under the Lease, the term of the Lease or any options (provided that nothing herein shall prevent Tenant from exercising any option currently provided in the Lease, including, without limitation, any option to extend the term of the Lease or to expand the Premises);

            2.3.5    Bound to commence or complete any construction or to make any contribution toward the construction or installation of any improvements upon the Premises or any expansion or rehabilitation of existing improvements thereon, except as expressly provided for in the Lease;

            2.3.6    Bound by any restriction on competition beyond the Premises;

            2.3.7    Bound by any notice of termination given by Borrower to Tenant under the Lease without Agent's prior written consent thereto.

            2.3.8    Personally liable for any environmental representation, warranty or covenant contained in the Lease beyond its ownership interest in the Property;

            2.3.9    Personally liable under the Lease, its liability thereunder being limited to its ownership interest in the Property; or

            2.3.10    Liable or responsible under or pursuant to the terms of the Lease or this Agreement after it ceases to own an interest in the Property with respect to the period after its ownership in the Property ceases.

        3.    Attornment By Tenant.    Tenant hereby agrees that if, dispossession, judicial foreclosure, exercise of the power of sale or otherwise, including but not limited to Agent's exercise of its rights under the assignment of rents and leases contained in the Deed of Trust, Agent, its successors or assigns, or any purchaser at a foreclosure sale or otherwise, shall come into possession of or become the owner of the Premises, such person shall succeed to the interest of Borrower under the Lease, and, if no default then exists under the terms, conditions and provisions of the Lease or this Agreement on the part of Tenant to be performed, the Lease shall remain in full force and effect, and Tenant shall attorn to and accept such person as landlord under the Lease and be bound by all of the terms, covenants and conditions of the Lease for the balance of the Lease term and any extensions or renewals thereof duly exercised by Tenant. This attornment shall be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Agent succeeding to the interest of Borrower as landlord under the Lease.

        4.    Acknowledgments and Agreements of Borrower. Borrower hereby specifically acknowledges and agrees that nothing contained in this Agreement shall impair, affect, lessen, abrogate or otherwise modify the obligations of Borrower as landlord to Tenant under the Lease.

        5.    Covenants of Tenant.    Tenant hereby covenants and agrees for the benefit of Agent and the Banks that during the term of the Lease and any extension or renewal thereof, it will not, without Agent's prior written consent: (i) pay any rent or additional rent more than one month in advance to any landlord (including Borrower) under the Lease, (ii) cancel, terminate or surrender the Lease, except upon the expiration of the term thereof and except as expressly provided for in the Lease, (iii) enter into any amendment, modification or other agreement relating to the Lease involving changes in the leased Premises, the term of the Lease, the amount of rent payable under the Lease or any options, or (iv) assign the Lease or sublet all or any portion of the Premises, except as expressly provided for in the Lease; provided, however, that Agent shall not unreasonably withhold its consent to the actions described in clause (iv) so long as Tenant remains liable under the Lease. Tenant further agrees that during the term of the Lease and any extension or renewal thereof, it will, at the request of Agent, send to Agent copies of all material notices given to any landlord (including Borrower) under the Lease.

        6.    Agent's Right To Cure.    In the event that Borrower shall default in the performance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Agent and Agent shall have the right (but not the obligation) to cure such default. Tenant shall not take any action with respect to such default under the Lease, including, without limitation, any action in order to terminate, rescind or void the Lease, to claim a partial or total eviction, or to withhold any rental thereunder, for a period of thirty (30) days after receipt of such written notice by Agent (provided, that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period because of the nature of such default, if Agent shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be reasonably necessary to complete the curing of the same with diligence and continuity, but in no event later than thirty (30) days after the expiration date of the applicable cure period under the Lease). Nothing herein, however, shall be construed as a promise or undertaking by Agent to cure any default of Borrower as landlord under the Lease.

        7.    Payment of Rents Upon Borrower's Default.    Borrower has agreed in the Deed of Trust that the rentals payable under the Lease shall be paid directly by Tenant to Agent upon the occurrence of a default by Borrower thereunder or under any of the other Loan Documents. Accordingly, after notice is given by Agent to Tenant that the rentals under the Lease shall be paid directly to Agent, Tenant shall pay to Agent, or in accordance with the directions of Agent, all rentals and other moneys due and to become due to Borrower as landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Agent is permitted under the Deed of Trust. Borrower hereby authorizes Tenant to accept such direction from Agent and waives any right, claim or demand it may now or hereafter have against Tenant by reason of such payment to Agent, and any such payment to Agent shall discharge the obligations of Tenant to make such payment to Borrower. Such payments of rent by Tenant to Agent shall continue until the first to occur of the following:

          7.1    Rent No Longer Due.    No further rent is due or payable under the Lease;

          7.2    Borrower's Default Cured.    Agent gives Tenant notice that the default of Borrower under the Loan Documents has been cured and instructs Tenant that the rents shall thereafter be payable to Borrower; or

          7.3    Property Transferred.    A transfer of Borrower's interest in the Property occurs as a result of the foreclosure of the lien of the Deed of Trust, the exercise of the power of sale, the delivery of a deed to the Property in lieu of foreclosure or otherwise, and Tenant receives from Agent, its successors and assigns, or any purchaser at a foreclosure or trustee's sale, as the case may be, notice of such transfer, whereupon such person shall succeed to the interest of Borrower under the Lease as provided for in Section 2 above, and thereafter all such rents shall be payable to such person.

        8.    Limitations on Agent's Obligations.    Nothing in this Agreement shall be deemed or construed to be an agreement by Agent or any Bank to perform any covenant of Borrower as landlord under the Lease unless and until Agent exercises its rights and remedies under the Deed of Trust and the other Loan Documents and obtains title to the Property by foreclosure, exercise of the power of sale or the conveyance of the Property by deed in lieu of foreclosure, or otherwise obtains possession of the Property under the terms of the Deed of Trust, and then only during the time that Agent holds title to the Property.

        9.    No Merger.    Borrower, Tenant and Agent hereby agree that unless Agent shall otherwise consent in writing, Borrower's estate in and to the Property and the leasehold estate created by the Lease shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

        10.    Entire Agreement.    This Agreement is the whole and only agreement between the parties hereto with regard to the subordination of the Lease and the leasehold estate created thereby to the lien or charge of the Deed of Trust, and supersedes and controls any prior agreements as to such subordination, including any provisions of the Lease which provide for the subordination of the Lease and the leasehold estate created thereby to a deed or deeds of trust or a mortgage or mortgages.

        11.    Attorneys' Fees.    If any lawsuit, reference or arbitration is commenced which arises out of or relates to this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, including the allocated costs for the services of in-house counsel, in addition to costs and expenses otherwise allowed by law.

        12.    Choice of Law.    This Agreement shall be construed under and in accordance with the statutory, administrative and judicial laws of the State of California.

        13.    Amendments and Waivers.    This Agreement may not be modified or amended except by a written agreement signed by the parties hereto or their respective successors in interest or assigns, and no provision herein shall be waived except in writing signed by the party against whom enforcement of any such modification or amendment is sought.

        14.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

        NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON THE REAL PROPERTY WHICH YOU LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE LAND.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"BORROWER"		"TENANT"
	,		,

a		a
By:		By:
Name:		Name:
Title:		Title:
"AGENT"
, as Agent
By:
Name:
Title:

EXHIBIT "I"

ANTENNA LICENSE AGREEMENT

        This ANTENNA LICENSE AGREEMENT ("Agreement") is entered by and between LBA-VF III, LLC, a Delaware limited liability company ("Licensor"), and CMD TECHNOLOGY, a California corporation ("Licensee"), with reference to the following Recitals:

R  E  C  I  T  A  L  S:

        A.    Licensor is the owner of certain real property located in Irvine, California (the "Project"). Within the Project is an office building located at 9501 Jeronimo Road, Irvine, California (the "Building").

        B.    Licensor and Licensee are parties to that certain Lease Agreement to which this Agreement is attached and is hereby incorporated into and made a part of, covering a portion of the Building (the "Lease").

        C.    Licensee desires to obtain permission to place one satellite dish or antenna on the roof of the Building during the Lease Term.

        D.    The parties agree that Licensee's right to perform certain acts within the Project will be upon and subject to the terms, covenants and conditions herein set forth, and Licensee covenants as a material part of the consideration for this Agreement to keep and perform each and all said terms, covenants and conditions and the parties further agree that this Agreement is made upon condition of such performance.

A  G  R  E  E  M  E  N  T:

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree that the Lease contains the following agreements of the parties as follows:

        1.    Incorporation of Recitals.    The foregoing Recitals are incorporated herein by this reference.

        2.    Grant of License.    Licensor hereby grants to Licensee an exclusive license to place on the roof of the Building, a single satellite dish or antennae together with related cabling and hardware, the height, diameter and specific plans and specifications of which are approved by Landlord in writing ("Antenna") during the Lease Term. The Antenna may be changed or modified during the Lease Term so long as the Antenna does not use more of the Building roof than contemplated by this Agreement and approved by Landlord. The Antenna will be installed on the roof of the Building at the location and in a manner approved by Landlord. Prior to Licensee's installation of the Antenna, Licensee shall submit to Licensor for its review and approval, not to be unreasonably withheld, conditioned or delayed, the specific height, diameter and specific plans and specifications for the Antenna and the proposed location for placement on the roof. Tenant shall not so install or place any part of the Antenna on the roof or elsewhere in the Building until it has obtained Landlord's written approval of the same.

        3.    Term.    This Agreement shall be coterminous with the Lease. Licensee's failure to comply with any terms and conditions of this Agreement or the Lease may be treated by Licensor as a default under the Lease and this Agreement. If Licensor terminates this agreement due to a default hereunder or under the Lease by Licensee, such termination will be a remedy available to Licensor in addition to all other rights and remedies available to Licensor hereunder or under the Lease, or at law or in equity by reason of such a default.

        4.    Description of License.    Licensee hereby assumes any and all costs, expenses, liabilities and risks associated with the installation, use, maintenance, repair and removal of the Antenna, and the restoration of the Building upon removal of the Antenna therefrom, and any other costs and expenses related thereto. Licensee agrees to operate, maintain and repair the Antenna so as not to cause any interference with the normal operation of the Building, or the installation, operation, maintenance and removal of other communication equipment owned by Licensor or third parties. Licensee agrees (a) to use the original roofing contractor for installation of the Antenna if Tenant's installation will attach to or penetrate the roof, or another licensed contractor reasonably approved by Licensor, (b) to secure approval from Licensor's structural engineer prior to installation, which approval shall not be unreasonably withheld or delayed, and (c) to paint all corrosive surfaces of the Antenna prior to installation. Licensee acknowledges that (i) Licensor retains the right to use the roof of the Building for any purpose whatsoever (except that Licensor will not interfere with Licensee's use of the Antenna) including but not limited to the right to use the roof of the Building for the installation of other communication facilities, and (ii) the signal which is to be received and/or sent by the Antenna may be lost or impaired as a result of on-going or future construction of nearby buildings or parking facilities within or about the Project or the commercial development of which the Project is a part. Licensee hereby assumes any and all risks associated with any loss or impairment of the signal, or any other related cost or inconvenience resulting therefrom. Licensee agrees to protect, defend, indemnify and hold Licensor free and harmless from and against any obligation to any party which may claim any right as to the maintenance or use of the Antenna, or the receipt or delivery of any signal therefrom. The indemnity obligations of Licensee under this Agreement will survive the termination or expiration of this Agreement.

        5.    Assignment.    The license granted herein is personal to Licensee, and may not be transferred to any party, except to an assignee of all of Licensee's rights, title and interests, as tenant, in and to the Lease that has been approved by Landlord (or to an assignee in connection with a Permitted Transfer, as defined in the Lease).

        6.    License Fee.    No separate license fee shall be due or payable for the license granted herein.

        7.    Maintenance and Repair.    Licensee will be solely responsible for the costs of installing, maintaining, repairing and removing the Antenna. Licensee agrees to maintain the Antenna in a clean, neat and sightly condition. Additionally, Licensee agrees, upon removal of the Antenna, to repair and restore the roof and any other affected portions of the Building to their original condition as existed prior to the installation of the Antenna, including, but not limited to, the removal of any and all cables and the repair and restoration of any damage caused thereby. Licensor, in its reasonable discretion, will have the right, upon the termination of this Agreement, to require that all cables installed by Licensee in and through the Building in connection with the installation and use of the Antenna (which cables shall be shielded to prevent interference with other tenants' cables) be left in place and abandoned to the benefit of Licensor. If Licensee elects to abandon the cables, Licensor will pay to Licensee the sum of one dollar ($1.00) as payment in full for purchase of all such cables.

        8.    Insurance.    Licensee's insurance to be maintained pursuant to the Lease shall include coverage for Tenant's property rights and potential liabilities arising out of this License Agreement.

        9.    Utilities.    Licensee agrees to pay for all utilities hook-up charges necessary for the installation of the Antenna, if any, and shall pay for the maintenance and service of said utilities, as reasonably determined by Licensor. Licensor will allow Licensee, at Licensee's sole cost, to hook up the Antenna to the Building electrical system in accordance with the provisions hereof, and under the supervision of Licensor.

        10.    Governmental Approvals.    Licensee acknowledges that its right to install, operate, maintain, and repair the Antenna shall be subject to all applicable governmental laws, rules and regulations and agrees to obtain, at its own costs and expense, all governmental approvals and permits required for the installation and operation of the Antenna, and to submit same to Licensor prior to the installation of the Antenna (including, without limit, evidence that the Antenna and the location thereof on the

Building and all appurtenances thereto comply with all local zoning and building codes), and Licensee agrees to maintain same in effect throughout the term of this Agreement. Licensee acknowledges that Licensor has made no representations or warranties to Licensee concerning the appropriateness of the Antenna under applicable building or zoning codes.

        11.    Notice Before Installation.    Licensee agrees to pay when due all claims for labor or materials furnished or alleged to have been furnished in connection with the Antenna or the installation thereof. Licensee agrees to give Licensor not less than ten (10) days written notice prior to the commencement of any work by Licensee at the Building. All work performed in connection with the installation of the Antenna is to be performed strictly in accordance with the plans and specifications approved by Landlord in accordance with Section 1 above. Licensor will have the right to post notices of non-responsibility in or on the Building as provided by law.

        12.    Removal.    Upon termination of the Lease Term for any reason whatsoever including, but not limited to, the imposition of any governmental law or regulation which may require removal, Licensee agrees to immediately remove the Antenna, cables (unless Landlord elects otherwise, as provided herein) and all other improvements associated therewith at Licensee's own cost and expense, and Licensee agrees to repair any damage to the Building or the Project occasioned by the installation or removal thereof. If Licensee fails to perform its obligations pursuant to this Paragraph 12, then Licensor may, at its option, perform such obligations and, upon demand, Licensee agrees to reimburse Licensor for the costs and expenses incurred by Licensor in performing such obligations of Licensee, with interest at the Maximum Rate (as defined in the Lease).

        13.    Indemnification.    Licensee agrees to protect, defend, indemnify and hold harmless Licensor against and from any and all claims arising from or relating to (i) the Antenna and its related improvements and the installation, operation, maintenance and repair thereof, (ii) electrical power interruptions in the Building or interruption with communication facilities of other Building tenants, and (iii) any breach or default in the performance of any obligation on Licensee's part to be performed under the terms of this Agreement, or arising from or relating to any negligence or willful misconduct of Licensee relating to the Antenna. For the purposes hereof, "claims" is defined to include, without limitation, obligations, liabilities, claims, liens, encumbrances, actions, causes of action, losses, damages, costs, expenses and reasonable attorneys' fees and costs; and in case any action or proceeding is brought against Licensor by reason of any such claim. Licensee, upon notice from Licensor, agrees to defend the same at Licensee's sole cost and expense by counsel reasonably satisfactory to Licensor. Licensee, as a material part of the consideration to Licensor, hereby assumes all risk of damage to property or injury to person in, upon or about the Property and the Antenna from any cause whatsoever, except to the extent of the gross negligence or willful misconduct of Licensor.

RIDER 1

EXTENSION OPTION RIDER

RIDER NO. 1 TO OFFICE LEASE

        This Rider No. 1 is made and entered into by and between LBA-VF III, LLC, a Delaware limited liability company ("Landlord"), and CMD TECHNOLOGY, a California corporation ("Tenant"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

        1.    Landlord hereby grants to Tenant two (2) options (individually, an "Extension Option" and collectively, the "Extension Options") to extend the Term of the Lease for additional periods of five (5) years each (individually, an "Option Term" and collectively, the "Option Terms"), on the same terms, covenants and conditions as provided for in the Lease during the initial eighty-nine (89) month Term, except for the Monthly Basic Rent, which shall equal the "fair market rental rate" for the Premises for the applicable Option Term as defined and determined in accordance with the provisions of the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2.

        2.    Each Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no sooner than that date which is two hundred seventy (270) days and no later than that date which is one hundred eighty (180) days prior to the expiration of the then-applicable Term of the Lease. The Extension Options shall, at Landlord's sole option, not be deemed to be properly exercised if, at the time the applicable Extension Option is exercised or on the scheduled commencement date for the Option Term, (a) an uncured Tenant Default exists (and the cure period has expired pursuant to Section 23 of the Lease,) or (b) Tenant has assigned its interest under the Lease to a party other than in connection with a Permitted Transfer (as defined in the Lease). Provided Tenant has properly and timely exercised an Extension Option, the then-applicable Term of the Lease shall be extended by the applicable Option Term and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Basic Rent shall be as set forth above.

Rider 1-1

RIDER 2

FAIR MARKET RENTAL RATE RIDER

RIDER NO. 2 TO OFFICE LEASE

        This Rider No. 2 is made and entered into by and between LBA-VF III, LLC, a Delaware limited liability company ("Landlord"), and CMD TECHNOLOGY, a California corporation ("Tenant"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

        1.    The term "fair market rental rate" as used in the Lease and any Rider attached thereto shall mean the annual amount per square foot, projected during the applicable Option Term, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable quality office building located in the Irvine Spectrum area of Irvine, or in Lake Forest or the Foothill Ranch area of California ("Comparison Area") would accept, in an arm's length transaction (what Landlord is accepting in then current transactions for the Building may be used for purposes of projecting rent for the applicable Option Term), for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements comprising a portion of the Premises (including, without limitation, the condition of the roof of the Building), and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, free rent, build-out allowances and other tenant inducements, tenant size, parking allotments and charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. The fair market rental rate will be an effective rate, no specifically including, but accounting for, the appropriate economic considerations described above.

        2.    In the event where a determination of fair market rental rate is required under the Lease, Landlord shall provide written notice of Landlord's determination of the fair market rental rate not later than ninety (90) days after Tenant exercises the applicable Extension Option. Tenant shall have twenty (20) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant's Review Period shall conclusively be deemed Tenant's approval and acceptance thereof. If within Tenant's Review Period Tenant objects to, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations. Such meeting shall occur no later than ten (10) days after the expiration of Tenant's Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within ten (10) business days following such a meeting (the "Outside Agreement Date"), Tenant's application Extension Option

Rider 2-1

will be deemed null and void unless Tenant demands appraisal, in which event each party's determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3.	(a)
Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including office) properties in the Comparison Area. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.
(b)
The two (2) appraisers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.
(c)
The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof. During such thirty (30) day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.
(d)
The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Extension Option. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the appraiser appointed by one of them shall within thirty (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Extension Option.
(e)
If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the Commercial Arbitration Rules of the American Arbitration Association based upon the same procedures as set forth above (i.e., the decision shall be limited to selecting either Landlord's or Tenant's submitted best and final fair market rental rate).
(f)
The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

Rider 2-2

(g)
If the process described hereinabove has not resulted in a selection of either Landlord's or Tenant's submitted best and final fair market rental rate by the commencement of the applicable lease term, then the Base Rental in effect for the last month of the initial term will be used until the appraiser(s) reach a decision, with an appropriate adjustments for any underpayments or overpayments of Monthly Basic Rent or other amounts if the appraisers select Tenant's submitted best and final estimate of the fair market rental rate. Upon a final determination of the fair market rental rate hereunder, the parties shall promptly enter into an amendment to this Lease confirming the terms of the decision.

Rider 2-3

RIDER 3

OPTIONS IN GENERAL

RIDER NO. 3 TO OFFICE LEASE

        This Rider No. 3 is made and entered into by and between LBA-VF III, LLC, a Delaware limited liability company ("Landlord"), and CMD TECHNOLOGY, a California corporation ("Tenant"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

        (a)    Definition.    As used in this Lease and any Rider or Exhibit attached hereto, the word "Option" has the following meaning:

            (i)  The Extension Option pursuant to Rider 1 herein;

          (ii)  The Termination Option Rider pursuant to Rider 4 herein; and

          (iii)  The Right of First Refusal Rider pursuant to Rider 5 herein.

        (b)    Options Personal.    Each Option granted to Tenant is personal to the original Tenant executing this Lease (or an assignee of such party following a Permitted Transfer or an assignment of all of such original Tenant's rights and interests in and under this Lease that is otherwise approved by Landlord). Each such Option may be exercised only by the original Tenant executing this Lease (or by an assignee of such party following a Permitted Transfer or an assignment of all of such original Tenant's rights and interests in and under this Lease that is otherwise approved by Landlord; provided in the case of the Extension Option, that the requirements set forth in Rider 1 for Transferee's net worth are met) while occupying at least 75% the Premises and may not be exercised, voluntarily or involuntarily, by any other person or entity. The Options, if any, granted to Tenant under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

        (c)    Effect of Default on Options.    Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant's exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in material Default under the terms of this Lease as of Tenant's exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event.

Rider 3-1

RIDER 4

RIGHT OF FIRST REFUSAL RIDER

RIDER NO. 4 TO OFFICE LEASE

        This Rider No. 4 is made and entered into by and between LBA-VF III, LLC, a Delaware limited liability company ("Landlord"), and CMD TECHNOLOGY, a California corporation ("Tenant"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

        Subject to Rider No. 3 entitled Options in General, so long as LBA-VF II, LLC or another affiliate of Landlord, the management of which is controlled by the same party or parties that control the management of Landlord ("Landlord's Affiliate"), is the owner of the adjacent real property commonly known as 9401 Jeronimo Road, Irvine, California (the "Adjacent Building"), Tenant (but not any assignee or subtenant) shall have the right, subject to the terms and conditions set forth below, to lease the remaining approximately 10,000 square feet on the first floor of the Building ("Right of First Refusal Space") before it is leased to any third party ("Right of First Refusal"). Tenant's Right of First Refusal is subject and subordinate to all expansion, rights of first refusal, extension rights and other rights to lease, as applicable, of Continuus Software Corporation, a Delaware corporation (and its successors and assigns) (collectively, "Continuus").

        In the event any third party expresses interest in leasing all or any portion of the Right of First Refusal Space during the Lease Term (other than Continuus) ("Third Party Interest"), Landlord shall offer the entire Right of First Refusal Space to Tenant (but only if Continuus elects not to lease the Right of First Refusal Space) upon the same terms, covenants and conditions as provided in the bona fide third-party offer for the Right of First Refusal Space (including the term set forth in the Right of First Refusal, regardless of the then-remaining Term of this Lease). If Tenant notifies Landlord in writing of the acceptance of such offer within five (5) business days after Landlord has delivered such offer to Tenant, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease and specifying that such Right of First Refusal Space accepted by Tenant is a part of the Premises demised pursuant to the Lease for the applicable Lease Term described in Landlord's notice, and containing other terms and conditions relating to the addition of the Right of First Refusal Space to this Lease as described in Landlord's offer; or, at Landlord's election, the parties shall enter into a separate lease for the Right of First Refusal Space. If Tenant does not notify Landlord in writing of its acceptance of such offer within such five (5) business day period, then Tenant's rights under this paragraph with respect to the Right of First Refusal Space shall terminate and Landlord shall thereafter be free to Lease the Right of First Refusal Space or any portion thereof to any third party upon economic terms not materially more favorable than those offered to Tenant hereunder. Any termination of the Lease shall terminate all rights of Tenant with respect to the Right of First Refusal Space. The rights of Tenant with respect to the Right of First Refusal Space shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any assignment of the Lease other than a proper party following a Permitted Transfer. Nothing herein contained should be construed so as to limit or abridge Landlord's ability to deal with the Right of First Refusal Space or to lease the Right of First Refusal Space to other tenants, provided Landlord first offers to lease such space to Tenant as provided herein, and if such offer is accepted, delivers the Right of First Refusal Space to Tenant in accordance with this provision. As provided above, Tenant's Right of First Refusal is subject to all expansion rights, rights of first refusal, extension rights and other rights to lease, as applicable, which Landlord's Affiliate has granted to Continuus. Thus, the Right of First Refusal will be delivered to Tenant only after Landlord's Affiliate has appropriately notified and received negative responses from Continuus with rights in the First Offer Space superior to Tenant's rights.

Rider 4-1

RIDER 5

RIGHT TO TERMINATE LEASE

RIDER NO. 5 TO OFFICE LEASE

        This Rider No. 5 is made and entered into by and between LBA VF III, LLC, a Delaware limited liability company ("Landlord"), and CMD TECHNOLOGY, a California corporation ("Tenant"), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the "Lease" shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

        Subject to the terms of this Rider No. 5 and Rider No. 3, entitled "Options In General", and notwithstanding anything to the contrary contained in the Lease, Tenant will have the option to terminate and cancel the Lease ("Termination Option"), effective as of the last day of the sixty-fifth (65th) full calendar month of the Term ("Termination Date"), by delivering to Landlord, on or before the last day of the fifty-sixth (56th) of the Term, written notice of Tenant's exercise of its Termination Option. As a condition to the effectiveness of Tenant's exercise of its Termination Option and in addition to Tenant's obligation to satisfy all other monetary and non-monetary obligations arising under this Lease through to the Termination Date, on or before the end of the calendar month preceding the month in which the Termination Date occurs. Tenant shall pay to Landlord the sum of One Hundred Thousand Dollars ($100,000.00) (the "Termination Consideration"). If Tenant properly and timely exercises its Termination Option and properly and timely delivers the Termination Consideration to Landlord and satisfies all other monetary and non-monetary obligations under this Lease including, without limitation, the provisions regarding surrender of the Premises, all of which must be accomplished on or before the Termination Date, then the Lease will terminate as of midnight on the Termination Date.

Rider 5-1

RIDER TO SECTION 5
OF CMD TECHNOLOGY LEASE

        Notwithstanding the forgoing or any other provision in this Lease to the contrary, in the event that a notice of default is recorded against the Premises by any Mortgagee (as defined below) of the Premises, Tenant shall have the right to immediately apply the Security Deposit towards any rent payable by Tenant hereunder (including Monthly Basic Rent and additional rent). If such notice of default is subsequently removed of record, Tenant shall, within ten (10) days after written demand therefor and Tenant's receipt of reasonable written evidence from the Mortgagee that such default has been cured, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.

INITIAL	INITIAL	/s/ SH

QuickLinks

  EXHIBIT 10.43
TABLE OF CONTENTS
INDEX
SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS
OFFICE LEASE
EXHIBIT "A" SITE PLAN
EXHIBIT "B" INTENTIONALLY OMITTED
EXHIBIT "C" WORK LETTER AGREEMENT [Landlord Build w/Allowance]
SCHEDULE 1 APPROVED SPACE PLANS
SCHEDULE 2 APPROVED FINAL PLANS
EXHIBIT "D"
SAMPLE FORM OF NOTICE OF LEASE TERM DATES
EXHIBIT "E" RULES AND REGULATIONS
PARKING RULES AND REGULATIONS
EXHIBIT "F-1"
SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE
EXHIBIT "F-2"
SAMPLE FORM OF LANDLORD ESTOPPEL CERTIFICATE
EXHIBIT "G" DESCRIPTION OF SIGN CRITERIA
EXHIBIT "H" FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
RECITALS
AGREEMENT
EXHIBIT "I" ANTENNA LICENSE AGREEMENT
RIDER 1 EXTENSION OPTION RIDER RIDER NO. 1 TO OFFICE LEASE
RIDER 2 FAIR MARKET RENTAL RATE RIDER RIDER NO. 2 TO OFFICE LEASE
RIDER 3 OPTIONS IN GENERAL RIDER NO. 3 TO OFFICE LEASE
RIDER 4 RIGHT OF FIRST REFUSAL RIDER RIDER NO. 4 TO OFFICE LEASE
RIDER 5 RIGHT TO TERMINATE LEASE RIDER NO. 5 TO OFFICE LEASE
RIDER TO SECTION 5 OF CMD TECHNOLOGY LEASE